UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

Flowco Holdings Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Flowco Holdings, Inc.

1300 Post Oak Blvd., Suite 450

Houston, TX 77056

Dear Fellow Stockholders:

You are cordially invited to attend the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Flowco Holdings Inc. (the “Company”) to be held on May 7, 2026 at 9:00 a.m. Central Time. The Annual Meeting will be a virtual meeting. You will be able to attend and participate in the Annual Meeting online by visiting https://www.proxydocs.com/branding/968034/2026/preview/index.html. Please see “Questions and Answers” in the accompanying proxy statement for more details/You will be able to submit questions and vote your shares electronically during the meeting by logging in using the 12-digit control number included on your proxy card or voting instruction form.

The Company’s board of directors (the “Board”) has set the close of business on March 9, 2026 as the record date for the determination of stockholders who will be entitled to notice of and to vote at the Annual Meeting. The list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the Company’s headquarters at least ten days before the Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote. On behalf of the Board and the officers and employees of the Company, we would like to take this opportunity to urge you to vote and to thank you for your continued support of the Company. We look forward to hosting you at the meeting.

Sincerely,

/s/ Joseph R. Edwards
Joseph R. Edwards Chief Executive Officer

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

Notice is hereby given that the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Flowco Holdings Inc. (the “Company”) will be held virtually on May 7, 2026 at 9:00 a.m. Central Time for the following purposes:

1.
the election of two Class I directors to serve until the 2029 annual meeting of stockholders and until his or her respective successor shall have been duly elected and qualified or until his or her earlier death, resignation or removal;
2.
the approval of the adoption of the Company’s Employee Stock Purchase Plan; and
3.
the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year December 31, 2026.

Stockholders will also transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Annual Meeting will be a virtual meeting. Stockholders will be able to listen, vote and submit questions regardless of location via the internet at https://www.proxydocs.com/branding/968034/2026/preview/index.html by using the 12-digit control number included on your proxy card and the instructions that accompanied your proxy materials.

The Company’s board of directors (the “Board”) has fixed the close of business on March 9, 2026 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting. The accompanying proxy statement describes the matters being voted on and contains other information relating to the Company.

By order of the Board of Directors,

/s/ Jonathan B. Fairbanks
Jonathan B. Fairbanks Chair of the Board

Houston, TX

March 27, 2026

Your vote is important. Please vote your shares promptly using the internet, calling the toll-free number as described on your proxy card, or completing, signing, dating and returning your proxy card by mail.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

OF FLOWCO HOLDINGS INC.

TO BE HELD MAY 7, 2026

GENERAL INFORMATION

This proxy statement is furnished to stockholders of Flowco Holdings Inc. (the “Company,” “we,” “us,” or “our”) in connection with the solicitation of proxies by the board of directors of the Company (the “Board”) for use at our 2026 Annual Meeting of Stockholders to be held on May 7, 2026 (the “Annual Meeting”), and at any adjournment or postponement thereof. The Annual Meeting will be held at 9:00 a.m., Central Time, as a virtual meeting. This proxy statement, the enclosed proxy and our annual report are first being mailed to stockholders on or about March 27, 2026.

ABOUT THE MEETING

What is the date, time and place of the annual meeting?

The Annual Meeting will be held on Thursday, May 7, 2026, beginning at 9:00 a.m., Central Time. The Annual Meeting will be held entirely online via a live webcast. The virtual Annual Meeting will allow for greater participation by all of our stockholders, regardless of geographic location. To attend the Annual Meeting, vote, and submit your questions during the Annual Meeting, go to https://www.proxydocs.com/branding/968034/2026/preview/index.html and log in by entering your unique 12-digit control number found on your proxy card or voting instruction form. Prior to the Annual Meeting, you will be able to vote at www.proxycard.com and by the other methods described in this proxy statement. We are excited to embrace the latest technology to provide expanded access, improved communication and cost savings for our stockholders. Stockholders will not be able to attend the Annual Meeting in person.

What proposals will be voted on at the Annual Meeting?

At the Annual Meeting, stockholders will be asked to consider and vote upon the following matters, each of which is described more fully in this proxy statement:

1.
the election of two Class I directors to serve until the 2029 annual meeting of stockholders and until his or her respective successor shall have been duly elected and qualified. or until his or her earlier death, resignation, or removal (“Proposal 1” or “Director Election Proposal”);
2.
the approval of the adoption of the Company’s Employee Stock Purchase Plan (“ESPP”) (“Proposal 2” or the “ESPP Proposal”); and
3.
the ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 (“Proposal 3” or the “Auditor Ratification Proposal”).

Stockholders will also transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. The Company does not know of any business to be presented at the Annual Meeting other than the proposals discussed in this proxy statement. If other business comes before the meeting and is proper under our amended and restated certificate of incorporation, our amended and restated bylaws, and Delaware law, the Company’s Chief Executive Officer and General Counsel, as proxy holders, will use their discretion in casting all of the votes that they are entitled to cast.

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on March 9, 2026 (the “Record Date”) are entitled to receive notice of and vote at the Annual Meeting or any adjournment or postponement thereof. Each stockholder is entitled to one vote for each share of our common stock held by such stockholder as of the Record Date.

As of the Record Date, there were 91,117,604 shares of common stock (including 31,102,038 shares of our Class A common stock and 60,015,566 shares of our Class B common stock) outstanding and entitled to vote at the Annual Meeting.

What do I need for admission to the Annual Meeting?

The Annual Meeting will be held entirely online via a live webcast. The virtual Annual Meeting will also allow for greater participation by all of our stockholders, regardless of their geographic location.

If you are a registered stockholder or beneficial owner of Common Stock holding shares at the close of business on the Record Date, you may attend the Annual Meeting by visiting https://www.proxydocs.com/branding/968034/2026/preview/index.html and logging in by entering the 12-digit control number found on your proxy card or voting instruction form. If you lost your 12-digit control number or are not a stockholder, you will be able to attend the meeting by visiting the website link provided above and registering as a guest. If you enter the meeting as a guest, you will not be able to vote your shares or submit questions during the meeting. If you experience any technical difficulties during the meeting, a toll-free number will be available on our virtual stockholder login site for assistance.

Will a list of stockholders be available?

A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for a period of ten days prior to the Annual Meeting during regular business hours at the Company’s headquarters located at 1300 Post Oak Blvd., Suite 450, Houston, Texas 77056. The stockholder list will also be available during the Annual Meeting through the webcast platform.

What constitutes a quorum?

The presence at the Annual Meeting, either virtually or by proxy, of the holders of common stock representing a majority of the combined voting power of the issued and outstanding shares of common stock entitled to vote at the Annual Meeting as of the Record Date will constitute a quorum and will permit the Annual Meeting to conduct its business. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present.

What vote is required to approve each item?

The Director Election Proposal. A director will be elected only if he or she receives a majority of the votes cast with respect to his or her election (that is, the number of votes cast “FOR” a director must exceed the number of votes cast “AGAINST” that director). Abstentions and broker non-votes will have no effect.

The ESPP Proposal. The affirmative vote of a majority of the shares of common stock, voting as a single class, present at the Annual Meeting, virtually or by proxy, and entitled to vote is required to approve the ESPP Proposal. Abstentions will have the same effect as a vote “AGAINST.” Broker non-votes will have no effect.

The Auditor Ratification Proposal. The affirmative vote of a majority of the shares of common stock, voting as a single class, present at the Annual Meeting, virtually or by proxy, and entitled to vote is required to the Auditor Ratification Proposal. Abstentions will have the same effect as a vote “AGAINST.” Brokers will have discretionary authority to vote on this proposal; accordingly, there will be no broker non-votes on the Auditor Ratification Proposal.

What is a broker non-vote?

Brokers, banks or other nominees holding shares on behalf of a beneficial owner may vote those shares in their discretion on certain “routine” matters even if they do not receive timely voting instructions from the beneficial owner. With respect to “non-routine” matters, the broker, bank or other nominee is not permitted to vote shares for a beneficial owner without timely received voting instructions. The only routine matter to be presented at the Annual Meeting is Proposal 3. Proposal 1 and Proposal 2 and the ESPP Proposal are non-routine matters.

A broker non-vote occurs when a broker, bank or other nominee does not vote on a non-routine matter because the beneficial owner of such shares has not provided voting instructions with regard to such matter. If a broker, bank or other nominee exercise their discretionary voting authority on Proposal 3, such shares will be considered present at the Annual Meeting for quorum purposes and broker non-votes will occur as to Proposal 1 and Proposal 3, or any other non-routine matters that are properly presented at the Annual Meeting.

Who will count the votes?

An independent inspector of election will determine the number of shares of common stock represented at the Annual Meeting, the existence of a quorum, the validity and effect of proxies, and will count and tabulate all votes and determine the results.

What are the Board's recommendations?

Our Board recommends that stockholders vote “FOR” the election of the Class I director nominees named in this proxy statement and “FOR” the ESPP Proposal and the Auditor Ratification Proposal.

How will my shares be voted if I return a blank proxy card or a blank voting instruction card?

If you are a holder of record of our common stock and you sign and return a proxy card or otherwise submit a proxy without giving specific voting instructions, your shares will be voted: (1) FOR the Director Election Proposal; (2) FOR the ESPP Proposal; and (3) FOR the Auditor Ratification Proposal. In the event a stockholder specifies a different choice by means of the enclosed proxy, such shares will be voted in accordance with the specification made.

If you hold your shares in street name via a broker, bank or other nominee and do not provide the broker, bank or other nominee with voting instructions (including by signing and returning a blank voting instruction card), your shares: (1) will be counted as present for purposes of establishing a quorum; (2) will be voted in accordance with the broker’s, bank’s or other nominee’s discretion on “routine” matters, which includes only Proposal 3; and (3) will not be counted in connection with the Director Election Proposal, the ESPP Proposal or other non-routine matters that are properly presented at the Annual Meeting. For each of these proposals, your shares will be treated as “broker non-votes” and will have no impact on the voting results.

How do I vote?

Stockholders of record. If your shares are registered directly in your name with our transfer agent, you may vote by completing, signing, dating and returning the enclosed proxy card, or by following the instructions provided on the proxy card to vote by internet or telephone.

Street name holders. If your shares are held through a broker, bank or other nominee, you must vote in accordance with the voting instruction form provided by your broker, bank or other nominee. The availability of voting by telephone or the Internet will depend on the voting process used by your broker, bank or other nominee.

Voting during the Annual Meeting. Stockholders of record and beneficial owners may vote during the Annual Meeting by following the instructions available through the webcast platform.

Can I change my vote or revoke my proxy?

Yes. You may change your vote or revoke your proxy at any time before it is voted at the Annual Meeting. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Annual Meeting by:

•
submitting a later-dated proxy card or voting instruction form, as applicable;
•
voting during the Annual Meeting through the webcast platform; or
•
delivering written notice of revocation to the Company’s Secretary at the Company’s headquarters at 1300 Post Oak Blvd., Suite 450, Houston, Texas 77056.

Attendance at the Annual Meeting alone will not revoke a proxy unless you vote during the Annual Meeting.

If your shares are held in the name of a broker, bank or other nominee, you may change your vote by submitting new voting instructions to your broker, bank or other nominee. Please note that if your shares are held of record by a broker, bank or other nominee, and you decide to attend and vote at the Annual Meeting, your vote at the Annual Meeting will not be effective unless you present a legal proxy, issued in your name from the record holder (your broker, bank or other nominee).

Who pays for costs relating to the proxy materials and Annual Meeting?

The Company will bear the costs of preparing, assembling and mailing this proxy statement, the Notice of Annual Meeting of Stockholders, the proxy card and the Company’s Annual Report for the year ended December 31, 2025 (our “Annual Report”), as well as the costs of hosting and posting the proxy materials online.

In addition to solicitation by mail, our directors, officers and employees may solicit proxies personally, by telephone, or by other electronic means. They will receive no compensation for such solicitation other than their regular compensation.

We may request brokers, banks and other custodians, nominees and fiduciaries to forward copies of the proxy materials to beneficial owners and to request voting instructions. We may reimburse such persons for their reasonable out-of-pocket expenses incurred in connection with these activities.

MATTERS TO COME BEFORE THE ANNUAL MEETING

PROPOSAL ONE: ELECTION OF THE CLASS I DIRECTORS

The Board has nominated the following individuals for election as Class I directors of the Company, to serve for a three-year term beginning at the Annual Meeting and expiring at our 2029 annual meeting of stockholders and until his or her respective successor shall have been duly elected and qualified or until his or her earlier death, resignation or removal:

Name	Age	Position(s)	Director and/or Executive Officer Since	Current Board Term Expires	Expiration of Term for Which Nominated
Joseph R. Edwards	53	Class I Director	2024	2026	2029
Cynthia L. Walker	49	Class I Director	2025	2026	2029

Joseph R. Edwards and Cynthia L. Walker are currently serving as directors of the Company. If Joseph R. Edwards and Cynthia L. Walker are re-elected to the Board, the size of the Board will remain at seven members. Each of our other current directors will continue to serve as a director until the election and qualification of his or her successor, or until his or her earlier death, resignation, or removal. Biographical information for each director nominee and director is contained in the “Directors and Executive Officers” section below.

The Board has no reason to believe that its director nominees will be unable or unwilling to serve if elected. If a director nominee becomes unable or unwilling to accept nomination or election, either the number of the Company’s directors will be reduced or the persons acting under the proxy will vote for the election of a substitute nominee that the Board recommends.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY

RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINEE UNDER PROPOSAL ONE

DIRECTORS AND EXECUTIVE OFFICERS

The directors and executive officers of the Company are:

Name	Age	Position(s)
Joseph R. Edwards	53	President and Chief Executive Officer and Director
Jonathan W. Byers	47	Chief Financial Officer
Chad Roberts	39	Executive Vice President, Production Solutions
Brooks Mims Talton III	59	Executive Vice President, Natural Gas Technologies
Joel Lambert	57	Senior Vice President, General Counsel and Secretary
Alexander Chmelev	42	Director
Jonathan B. Fairbanks	59	Chairperson, Director
Ben A. Guill	75	Director
Paul W. Hobby	65	Director
Cynthia L. Walker	49	Director
William H. White	72	Director

Set forth below is biographical information about each of our directors and executive officers.

Composition of our Board of Directors

The Company’s Board consists of seven members. The Company’s amended and restated certificate of incorporation provides that the number of directors on our Board will be fixed exclusively by resolution adopted by our Board (provided that such number shall not be less than the aggregate number of directors that the parties to the stockholders agreement, dated as of January 17, 2025 (the “Stockholders Agreement”), among us, GEC affiliates, White Deer affiliates and the other stockholders party thereto, are entitled to designate from time to time). The amended and restated certificate of incorporation and the amended and restated bylaws provide that our Board are divided into three classes, as nearly equal in number as possible, with the directors in each class serving for a three-year term, and one class being elected each year by our stockholders. Our directors are divided among the three classes as follows:

•
the Class I directors are Joseph R. Edwards and Cynthia L. Walker, and their terms will expire at the annual meeting of stockholders to be held in 2026 (this Annual Meeting);
•
the Class II directors are Alexander Chmelev and William H. White and their terms will expire at the annual meeting of stockholders to be held in 2027; and
•
the Class III directors are Jonathan B. Fairbanks, Ben A. Guill and Paul W. Hobby, and their terms will expire at the annual meeting of stockholders to be held in 2028.

Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.

Our Directors

Alexander Chmelev has served as a director since 2024. Mr. Chmelev is a Partner of GEC and has served on the investment team since joining Global Energy Capital in 2014. Mr. Chmelev previously worked for Quintana Energy Partners from July 2008 until July 2011, where he focused on energy private equity investments. He also worked at Simmons & Company International as an investment banker from June 2006 until June 2008, advising energy executives in mergers, acquisitions and capital markets transactions. We believe Mr. Chmelev is qualified to serve on Flowco Holdings’ Board of Directors due to his extensive experience in the energy services industry, including private equity and investment banking.

Jonathan B. Fairbanks has served as our non-executive Chairperson and a director since 2024. Mr. Fairbanks has served as Managing Partner of Global Energy Capital since its founding in 2008. From 1997 until 2008, Mr. Fairbanks was a founder and director of the following public companies: Seajacks International; Scorpion Offshore; Floatel International; Chiles Offshore; and a founder and director of Hercules Offshore prior to its public offering. We believe Mr. Fairbanks is qualified to serve on Flowco Holdings' Board of Directors due to his extensive experience in the energy services industry.

Ben A. Guill has served as a director since 2024. Since 2010, Mr. Guill has been a founding Partner of White Deer Energy, a private equity fund focused on the exploration & production, oilfield service and equipment, and midstream sectors of the oil and natural gas industry. Until April 2007, he was President of First Reserve Corporation, a corporate manager of private investments focusing on the energy and energy-related sectors, which he joined in September 1998. Prior to joining First Reserve, Mr. Guill was the Managing Director and Co-head of Investment Banking of Simmons & Company International, an investment banking firm specializing in the oil service industry. Mr. Guill also previously served as a director of NOV Inc. We believe Mr. Guill is qualified to serve on Flowco Holdings Inc.’s Board of Directors due to his extensive experience as an investment banker and private equity investor in the energy services industry, including valuable outside board experience from his previous tenures as a director of: Emerald Oil, Inc., Dresser, Inc., Quanta Services, Inc., T-3 Energy Services, Inc., Chart Industries, Inc. and the general partner of Cheniere Energy Partners, L.P.

Paul W. Hobby has served as a director since January 2025. Mr. Hobby founded Genesis Park in 1999 and has served as a Managing Member since its foundation. Mr. Hobby has also served as a board member of NRG Energy since March 2006. Mr. Hobby has previously served as a board member to FloTek Industries, Inc. from March 2019 to May 2021. Mr. Hobby has previously served as Chairman and Chief Executive Officer of Texas Monthly from Nov 2016 to July 2019. Mr. Hobby has also previously served as Chairman and Chief Executive Officer of Alpheus Communications from May 2004 to December 2011. We believe Mr. Hobby is qualified to serve on Flowco Holdings' Board of Directors due to his extensive experience as a private equity investor and his extensive experience in the energy services industry, including his previous experience as a board member of NRG Energy and FloTek Industries, Inc.

Cynthia L. Walker has served as a director since January 2025. Ms. Walker is the founder and currently serves as President and Chief Executive Officer of Mobius Fuels LLC, a renewable natural gas development and operating company in the United States. Prior to starting Mobius in 2024, she served as Chief Executive Officer of TES-H2, Americas and Chief Strategy Officer, TES-H2 Group, a green hydrogen company, where she served since October 2022. Prior to TES, Ms. Walker served as an executive at Occidental Petroleum Corporation (NYSE: OXY), including as Senior Vice President, Midstream & Marketing from 2016 until 2019, as Senior Vice President, Strategy & Corporate Development from 2014 until 2016, and Senior Vice President, Chief Financial Officer from 2012 until 2014. Prior to such time, Ms. Walker was a managing director in the Global Natural Resources Group and Mergers & Acquisitions Group in the Investment Banking Division at Goldman Sachs & Co. Ms. Walker also previously served as an independent director on the boards of publicly traded companies, Sempra Energy (NYSE: SRE) and Chord Energy (NASDAQ: CHRD). We believe Ms. Walker is qualified to serve on the Board of Directors of Flowco Holdings due to her extensive executive experience across the energy industry and her independent board expertise and experience at Sempra Energy and Chord Energy.

William H. White has served as a director since January 2025. Since January 2024, Mr. White has served as the principal of White Interests LLC, an investment and advisory firm. Mr. White served as Chairman of Houston, Lazard Freres LLC from June 2012 to December 2023. From January 2004 to December 2009, Mr. White served as the mayor of the City of Houston. Mr. White has also served as a board member for BJ Services, Pioneer Drilling, CB&I, USEC, and the North American Electric Reliability Council. He was also President and Chief Executive Officer of WEDGE Group Incorporated, a firm with oil and gas services and equipment manufacturing subsidiaries. Mr. White served as Deputy Secretary of Energy of the United States from June 1993 to June 1995, and was in a partner in a firm specializing in antitrust and securities law. We believe Mr. White is qualified to serve on Flowco Holdings' Board of Directors due to his extensive experience in the energy industry, including his prior experience as a board member of BJ Services and other public firms.

Our Executive Officers

Joseph R. Edwards has served as our President and Chief Executive Officer since June 2024 and as a director since 2024. Prior to June 2024, Mr. Edwards served in various capacities at the energy-focused private equity firm White Deer Energy since 2011, including as Managing Partner from 2018 to 2024. Mr. Edwards previously served in various capacities at First Reserve Corporation from 1998 to 2011, including Managing Director and head of energy services investing from 2007 to 2011. Mr. Edwards has a BBA, Finance from The University of Texas at Austin. We believe Mr. Edwards is qualified to serve on Flowco Holdings Inc.’s Board of Directors due to his extensive experience in the energy services industry, including private equity, as well as valuable outside board experience from his previous tenures as director of Superior Energy Services, Inc., T-3 Energy Services, Inc. and Quintana Maritime, Inc.

Jonathan W. Byers has served as our Chief Financial Officer since October 2024. Prior to October 2024, Mr. Byers served as Chief Financial Officer of CSI Compressco LP from January 2021 until April 2024 (as well as a director from January 2021 until April 2024).

In March 2010, Mr. Byers co-founded and served as Vice President, Corporate Development of Spartan Energy Partners LP (“Spartan”) until Spartan acquired a controlling interest in CSI Compressco LP in January of 2021. Prior to his employment with Spartan, Mr. Byers served as Vice President, Corporate Development at Price Gregory Services, Inc., a pipeline construction company, and also served in different capacities in the corporate finance, energy investment and private equity space. Mr. Byers has a B.S. in Business Administration from Georgetown University and an MBA from Harvard Business School.

Chad Roberts has served as our Executive Vice President, Production Solutions since June 2024, having previously served as Chief Executive Officer of our subsidiary Estis since January 2019. Mr. Roberts previously held the position of Chief Operating Officer of Estis from 2017 until January 2019. Mr. Roberts previously served in operations, supply chain, and commercial roles with EnPro Inc., Dedicated Computing LLC, and Kohler Co. Mr. Roberts has a B.S. in Logistics and Supply Chain Management from the University of North Texas, and an MBA from Auburn University.

Brooks Mims Talton III has served as our Executive Vice President, Natural Gas Technologies since June 2024, having previously served as President and Chief Executive Officer of our subsidiary Flogistix since 2011. Mr. Talton previously founded Compressco Inc. in 1999 and served as its President and Chief Executive Officer until its sale to Tetra in 2004. Mr. Talton has a B.A. from the University of Oklahoma.

Joel Lambert has served as our Senior Vice President, General Counsel and Secretary since December 2024, having previously served at Crestwood Equity Partners LP as Executive Vice President and Chief Legal Counsel since January 2020 and Senior Vice President and General Counsel from 2013 to 2020. Mr. Lambert has also previously held other legal roles at First Reserve Corporation and Vinson and Elkins LLP. Mr. Lambert has a B.A. from Texas A&M University and a JD from The University of Texas at Austin.

EXECUTIVE COMPENSATION

The following section is a discussion and analysis of the material components of the executive compensation program for our executive officers who are named in the “Summary Compensation Table” below, who we refer to as our “named executive officers” or “NEOs.” Our named executive officers for the year ended December 31, 2025, and their current positions are as follows:

Name	Age	Position(s)
Joseph R. Edwards	53	President and Chief Executive Officer and Director
John Gatlin	52	Executive Vice President and Chief Operating Officer
Brooks Mims Talton III	59	Executive Vice President, Natural Gas Technologies
Chad Roberts	39	Executive Vice President, Production Solutions

Summary Compensation Table

The following table presents compensation awarded to, earned by, and paid to our NEOs.

Name	Year	Base Salary	Bonus	Non-Equity Incentive Compensation	Stock Awards (4)(5)	All Other Compensation (6)	Total
Joseph R. Edwards	2025 (2)	$700,000	$—	$131,736	$2,950,000	$27,803	$3,809,539
President and Chief	2024 (3)	$254,300	$—	$—	$285,000	$19,573	$558,873
Executive Officer
John Gatlin (1)	2025 (2)	$307,692	$—	$79,982	$1,375,000	$453,459	$2,216,133
Executive Vice President and	2024 (3)	$380,769	$—	$381,188	$—	$64,845	$826,802
Chief Operating Officer
Chad Roberts	2025 (2)	$450,000	$—	$15,879	$900,000	$76,636	$1,442,515
Executive Vice President -	2024 (3)	$369,233	$—	$369,639	$—	$59,540	$798,412
Production Solutions
Brooks Mims Talton III	2025 (2)	$450,000	$—	$66,504	$900,000	$52,002	$1,468,506
Executive Vice President -	2024 (3)	$428,709	$—	$—	$400,000	$45,483	$874,192
Natural Gas Technologies

(1) Mr. Gatlin resigned from his position effective August 1, 2025.

(2) Amounts in this row reflect compensation earned in 2025, including payments related to achievement of 2025 performance goals, as discussed below under “Bonuses.” These amounts were paid in the first quarter of 2026.

(3) Amounts in this row reflect compensation earned in 2024, including payments related to achievement of 2024 performance goals, as discussed below under “Bonuses.” These amounts were paid in the first quarter of 2025.

(4) Mr. Edwards and Mr. Talton elected to receive payout of their 2024 non-equity incentive compensation as restricted stock units, and those amounts are reflected in this column.

(5) Amounts reported in this column represent the grant date fair market value determined in accordance with FASB ASC Topic 718 of restricted stock units granted during 2025 (granted on January 17, 2025).

(6) Amounts reflected in “All Other Compensation” are detailed in the table below. Certain 2024 amounts have been revised to reflect corrections of immaterial differences of the amounts that were previously reported in our Annual Report on Form 10-K for the year ended December 31, 2024.

Amounts reflected in “All Other Compensation” above are comprised of the following amounts:

Name	Year	Employer Contributions to 401(k) Plan	Vehicle Allowance	Insurance Premiums	Other	Total
Joseph R. Edwards	2025	$10,500	$—	$17,303	$—	$27,803
	2024	4,040	—	15,533	—	19,573
John Gatlin (1)	2025	$24,069	$17,850	$12,602	$398,938	$453,459
	2024	10,640	27,240	18,845	8,120	64,845
Chad Roberts	2025	$22,455	$28,560	$22,832	$2,789	$76,636
	2024	8,293	27,240	18,839	5,168	59,540
Brooks Mims Talton III	2025	$12,269	$18,156	$21,577	$—	$52,002
	2024	12,002	11,750	21,731	—	45,483

(1) Mr. Gatlin resigned from his position effective August 1, 2025. Amounts reported in “Other” above include a severance payment of $396,769, which includes a cash payment equal to his annual base salary, which is payable over 12 months, of $192,308, a prorated payout of his non-equity incentive compensation award of $187,000, dividends accrued on restricted stock units which were paid upon vesting of $9,167, and payment of continued health insurance premiums of $8,294.

Salaries

The named executive officers receive a base salary to compensate them for services rendered to us. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities.

Bonuses

For 2025, we paid performance-based bonuses to our named executive officers, based on an EBITDA target (weighted 90%) and Total Recordable Incident Rate (“TRIR”) (weighted 10%), a safety metric. For Chad Roberts and Brooks Mims Talton III, annual bonuses are calculated using business segment performance (weighted 75%) and corporate performance (weighted 25%). All other named executive officers are calculated based on corporate performance. Annual bonuses are generally paid after the end of the fiscal year in which they were earned, and are shown in the Summary Compensation Table above under “Non-Equity Incentive Compensation.”

For 2024, Estis paid performance-based bonuses to its executive officers, including the named executive officers Chad Roberts and John Gatlin, based on EBITDA growth (weighted 35%), Active Gas Lift Unit Count Growth (weighted 15%), fleet return on assets (weighted 25%), ESG/Operational Excellence (weighted 10%), TRIR (weighted 10%) and Debt/EBITDA Leverage Ratio (weighted 5%). Annual bonuses are generally paid after the end of the fiscal year in which they were earned. Joseph R. Edwards and Brooks Mims Talton III elected to receive payout of their 2024 non-equity incentive compensation as restricted stock units (“RSUs”).

Stock-Based Compensation

Certain of our named executive officers held profits interests in GEC Estis Holdings, LLC, the prior parent entity of the Estis Member, that were issued under a Profit Units Plan (the “Profit Units Plan”) pursuant to which the Estis Member could grant profit units in form of Class B Units to certain Estis employees (the “Estis Profits Units”). The Estis Profits Units vested over a service period of three years from the date of the grant. In addition to the three-year vesting requirement, all Estis Profits Units that had not vested shall vest in full upon the occurrence of a change of control event (as defined in the Profit Units Plan); provided the holder of such Estis Profits Units remained employed by Estis during such change of control event. Upon a change of control event, if Estis requests the holder of Estis Profits Units to continue to perform services for the benefit of Estis within the holder’s same scope and responsibility, up to twelve months after such change of control event, and the holder terminates such services, the holder would forfeit the additional rights to receive consideration payable under vested Estis Profits Units. Estis Profits Units, whether vested or unvested, were also subject to forfeiture in connection with a termination of holder’s employment for cause. Estis, through the Estis Member, had the right and not the obligation to repurchase the Estis Profits Units at fair value in an event of termination of its employees (“call option”). Each of the FPS Member and the Flogistix Member also issued profits interests to certain employees of Flowco Productions and Flogistix, respectively, under similar terms to the Estis Profits Units discussed above.

In connection with the IPO, the Estis Member modified the terms of applicable grant agreements or profits interest to provide for the acceleration of vesting of such Estis Profits Units. Concurrent with the IPO, the Profit Units Plan ceased to be a component of our executive compensation program going forward.

In connection with the IPO, we adopted the Equity Plan in order to facilitate the grant of cash and equity incentives to our directors, employees (including our named executive officers) and consultants of the Company and to enable us to obtain and retain services of these individuals, which we believe is essential to our long-term success. The Equity Plan became effective concurrent with the IPO. For additional information about the Incentive Plan, refer to the section titled “Equity Plan” below.

Predecessor Member Profit Units

Parent entities of Estis and certain predecessor entities issued profit units to certain executive officers, including certain of our named executive officers, prior to the consummation of the 2024 Business Combination. Grants of such profit units remained subject to the terms of such awards following the 2024 Business Combination, with the value based on the performance and value of the equity interests in Flowco LLC owned by our Original Equity Owners. In connection with the IPO, the Original Equity Owners modified the terms of applicable grant agreements of profit units to provide for the acceleration of vesting of such awards. Concurrent with the IPO, the profit units grants ceased to be a component of our executive compensation program going forward.

Other Elements of Compensation

Retirement Plans

We maintain a 401(k) retirement savings plans for our employees, including our named executive officers, who satisfy certain eligibility requirements. The Internal Revenue Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. Currently, we make matching contributions, with varying degrees of matching percentages, made by participants in the 401(k) plan up to 4% of participant compensation and these matching contributions vest immediately. We believe that providing a vehicle for tax-deferred retirement savings though our 401(k) plan and making matching contributions that vest immediately adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies.

Health and Welfare Benefits and Perquisites

All of our full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans, including medical, dental and vision benefits; health and dependent care flexible spending accounts; short-term and long-term disability insurance; critical illness and accident insurance; and life and AD&D insurance. We believe that the perquisites described in the Summary Compensation Table above are necessary and appropriate to fairly compensate and incentivize our named executive officers.

Executive Compensation Arrangements

In connection with the acquisition of Estis by GEC in 2019, Estis Compression Management LLC entered into severance agreements with Chad Roberts and John Gatlin, our former Executive Vice President and Chief Operating Officer (the “Severance Agreements”), pursuant to which such named executive officers are each entitled to continue receiving his base salary in accordance with Estis’ normal payroll practices for one year following a termination of his employment by Estis Compression Management LLC or any of their respective affiliates (the “Company Group”) without “cause” or by such officer for “good reason” (each as defined in the Severance Agreements). Such payments are contingent on such officer signing and not revoking a release of claims in favor of the Company Group and such officer’s continued compliance with any restrictive covenants he agreed to with the Company Group.

We have entered into the Current Employment Agreements with each of our named executive officers. For more information, see “Current Employment Agreements” below.

Equity Plan

In connection with the IPO, our Board of Directors adopted, and our sole stockholder approved, the 2025 Equity and Incentive Plan (the “Equity Plan”), which became effective as of the effective date of our amended and restated certificate of incorporation.

The purposes of the Equity Plan are to align the interests of our stockholders and those eligible for awards, to retain officers, directors, employees, and other service providers, and to encourage them to act in our long-term best interests. Our Equity Plan provides for the grant of incentive stock options (within the meaning of Internal Revenue Code Section 422), nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, other stock awards, and performance awards. The material terms of the Incentive Plan are expected to be as follows:

Eligibility. Officers, directors, employees, consultants, agents and independent contractors who provide services to us or to any subsidiary of ours are eligible to receive awards under the Equity Plan.

Stock Subject to the Equity Plan. The number of shares reserved for issuance under the Incentive Plan is 6,000,000, plus an annual increase added on the first day of each fiscal year, beginning with the fiscal year ending December 31, 2025, and continuing until, and including, the fiscal year ending December 31, 2034. The annual increase will be equal to the lesser of (i)

2.0% of the number of shares of Class A common stock issued and outstanding on December 31 of the immediately preceding calendar year, and (ii) an amount determined by our Board of Directors. To the extent an equity award granted under the Incentive Plan (other than any substitute award), expires or otherwise terminates without having been exercised or paid in full, or is settled in cash, the shares subject to such award will become available for future grants under the Equity Plan. In addition, to the extent shares subject to an award granted under the Equity Plan are withheld to satisfy a participant’s tax withholding obligation upon the exercise or settlement of such award (other than any substitute award) or to pay the exercise price of a stock option, such shares will become available for future grants under the Equity Plan.

Plan Administration. Our Compensation Committee administers the Equity Plan. Our Board of Directors has the authority to amend and modify the Equity Plan, subject to any stockholder approval required by applicable law or stock exchange rules. Subject to the terms of the Equity Plan, our Compensation Committee will have the authority to determine the eligibility for awards and the terms, conditions, and restrictions of awards, including vesting terms, the number of shares subject to an award, and any performance goals applicable to grants made under the Equity Plan. The Compensation Committee also will have the authority, subject to the terms of the Equity Plan, to construe and interpret the Equity Plan and awards, and amend outstanding awards at any time.

Stock Options and Stock Appreciation Rights. Our Compensation Committee may grant incentive stock options, nonqualified stock options, and stock appreciation rights under the Equity Plan, provided that incentive stock options are granted only to employees. Other than with respect to substitute awards, the exercise price of stock options and stock appreciation rights under the Equity Plan will be fixed by the Compensation Committee, but must equal at least 100% of the fair market value of our Class A common stock on the date of grant. The term of an option or stock appreciation right may not exceed ten years; provided, however, that an incentive stock option held by an employee who owns more than 10% of all of our classes of stock, or of certain of our affiliates, may not have a term in excess of five years, and must have an exercise price of at least 110% of the fair market value of our Class A common stock on the grant date. Subject to the provisions of the Equity Plan, the Compensation Committee will determine the remaining terms of the options and stock appreciation rights (e.g. vesting). Upon a participant’s termination of service, the participant may exercise his or her option or stock appreciation right, to the extent vested (unless the Compensation Committee permits otherwise), as specified in the award agreement.

Stock Awards. Our Compensation Committee will decide at the time of grant whether an award will be in the form of restricted stock, restricted stock units, or other stock award. The Compensation Committee will determine the number of shares subject to the award, vesting, and the nature of any performance measures. Unless otherwise specified in the award agreement, the recipient of restricted stock will have voting rights and be entitled to receive dividends with respect to his or her shares of restricted stock. The recipient of restricted stock units will not have voting rights, but his or her award agreement may provide for the receipt of dividend equivalents. Our Compensation Committee may grant other stock awards that are based on or related to shares of our Class A common stock, such as awards of shares of Class A common stock granted as bonus and not subject to any vesting conditions, deferred stock units, stock purchase rights, and shares of our Class A common stock issued in lieu of our obligations to pay cash under any compensatory plan or arrangement.

Performance Awards. Our Compensation Committee will determine the value of any performance award, the vesting and nature of the performance measures, and whether the award is denominated or settled in cash or in shares of our Class A common stock. The performance goals applicable to a particular award will be determined by our Compensation Committee at the time of grant.

Transferability of Awards. The Equity Plan does not allow awards to be transferred other than by will or the laws of inheritance following the participant’s death, and options may be exercised, during the lifetime of the participant, only by the participant. However, an award agreement may permit a participant to assign an award to a family member by gift or pursuant to a domestic relations order, or to a trust, family limited partnership or similar entity established for one of the participant’s family members. A participant may also designate a beneficiary who will receive outstanding awards upon the participant’s death.

Certain Adjustments. If any change is made to our Class A common stock subject to the Equity Plan, or subject to any award agreement under the Equity Plan, without the receipt of consideration by us, such as through a stock split, stock dividend, extraordinary distribution, recapitalization, combination of shares, exchange of shares or other similar transaction, appropriate adjustments will be made in the number, class, and price of shares subject to each outstanding award and the numerical share limits contained in the plan.

Change in Control. Subject to the terms of the applicable award agreement, upon a “change in control” (as defined in the Equity Plan), our Board of Directors may, in its discretion, determine whether some or all outstanding options and stock appreciation rights will become exercisable in full or in part, whether the restriction period and performance period applicable to some or all outstanding restricted stock awards and restricted stock unit awards will lapse in full or in part and whether the performance measures applicable to some or all outstanding awards will be deemed to be satisfied. Our Board of Directors may further require that shares of stock of the corporation resulting from such a change in control, or a parent corporation thereof, or other property be substituted for some or all of our shares of Class A common stock subject to an outstanding award and that any outstanding awards, in whole or in part, be surrendered to us by the holder and be immediately cancelled by us in exchange for a cash payment, shares of Class A common stock of the corporation resulting from or succeeding us, other property or a combination of cash, such shares of stock or other property.

Clawback. Awards granted under the Equity Plan and any cash payment or shares of our Class A common stock delivered pursuant to an award are subject to forfeiture, recovery, or other action pursuant to the applicable award agreement or any clawback or recoupment policy that we may adopt.

Plan Termination and Amendment. Our Board of Directors has the authority to amend, suspend, or terminate the Equity Plan, subject to stockholder approval (i) as required by law or stock exchange rules or (ii) if such amendment seeks to modify the non-employee director compensation limit set forth in the Incentive Plan. Our Equity Plan will terminate as of the first annual meeting of the Company’s stockholders to occur on or after the tenth anniversary of its effective date, unless we terminate it earlier.

New Plan Benefits. The Compensation Committee has the discretion to grant awards under the Equity Plan, and therefore it is not possible at the time of filing of this proxy statement to determine future awards that will be received by our named executive officers or others under the Equity Plan. All officers, directors, employees, consultants, agents and independent contractors of the Company and its subsidiaries are eligible for consideration to participate in the Equity Plan.

IPO Grants. In connection with the IPO, we made initial grants of RSUs to certain of our directors, officers and other employees. In connection with the IPO, we issued an aggregate of 665,205 RSUs. As disclosed in “Executive Compensation — Director Compensation,” in connection with the IPO, we issued to each non-employee director an initial RSU award with a grant date value of approximately $375,000 (which resulted in the award of 15,625 RSUs to each non-employee director effective January 17, 2025), with all such RSUs vesting in twelve equal installments on each of the first twelve quarterly anniversaries following the grant date of the award, subject to such non-employee director continuing in service through such date. The vesting of all RSU awards will accelerate and vest in full upon a change in control (as defined in the Equity Plan). In addition, we issued additional RSUs to employees, including our executive officers, which are subject to cliff vesting on the third anniversary of the date of grant.

Current Employment Agreements

During October through December 2024, we entered into an employment agreement with certain of our current executive officers, including our current NEOs (“Current Employment Agreements”). The material terms of the Current Employment Agreements for Joseph R. Edwards, Jonathan W. Byers, Chad Roberts, Brooks Mims Talton III and Joel Lambert are summarized below:

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Employment Term and Position. The Current Employment Agreements do not provide for a term of employment, and each executive officer is employed and may be terminated at any time pursuant to the terms and conditions of the Current Employment Agreements. During their respective terms of employment, Joseph R. Edwards will serve as President and Chief Executive Officer, Jonathan W. Byers will serve as Chief Financial Officer, Chad Roberts will serve as Executive Vice President, Production Solutions, Brooks Mims Talton III will serve as Executive Vice President, Natural Gas Technologies and Joel Lambert will serve as Senior Vice President and General Counsel.

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2025 Base Salary. Pursuant to their Current Employment Agreements: Joseph R. Edwards is entitled to a base salary of $700,000; Jonathan W. Byers is entitled to a base salary of $450,000; Chad Roberts is entitled to a base salary of $450,000; Brooks Mims Talton III is entitled to a base salary of $450,000; and Joel Lambert is entitled to a base salary of $400,000.
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Non-Competition and Non-Solicitation Restrictions. Each of Joseph R. Edwards, Jonathan W. Byers, Chad Roberts, Brooks Mims Talton III, and Joel Lambert is subject to post-termination and restrictions for a period of 24 months or, in the event the applicable executive officer is entitled to receive severance benefits, 12 months.
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Annual Cash Incentive. In addition to their base salary, each such executive officer is eligible to receive a discretionary, annual performance-based cash bonus upon the attainment of individual performance goals and the performance goals of Flowco Holdings, established by our Board of Directors in its sole discretion. Under the Current Employment Agreements, subject to certain conditions, Joseph R. Edwards is eligible to receive an annual cash bonus commencing with calendar year 2025 with a target bonus opportunity equal to 100% of his annual base salary; Jonathan W. Byers is eligible to receive an annual cash bonus commencing with calendar year 2025 with a target bonus opportunity equal to 85% of his annual base salary; and each of Chad Roberts, Brooks Mims Talton III and Joel Lambert is eligible to receive an annual cash bonus commencing with calendar year 2025 with a target bonus opportunity equal to 75% of his annual base salary.
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Long Term Incentive Compensation. Pursuant to the Current Employment Agreements, each executive officer is eligible to participate in any equity incentive plan, under which we may grant cash and equity incentive awards to eligible employees and other service providers. Each executive officer’s participation in such equity incentive plans is subject to the terms and conditions of any such plan and the applicable award agreement, as determined by our Board of Directors or its designee, in its discretion.
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Compensation Clawback. Any incentive-based or other compensation paid to any executive officer is subject to recovery under any law, government regulation or stock exchange listing requirements. Additionally, these payments are also subject to such deductions and clawback as required pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by us pursuant to any such law, government regulation or stock exchange listing requirement).
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Other Benefits. Each such executive officer and, to the extent applicable, each executive officer’s family, dependents and beneficiaries, are entitled to participate in all employee benefits plans, practices and programs made available to executive officers and/or similarly situated senior executives. Such benefits plans, practices and programs include, but are not limited to, health insurance or health care plans, vacation and holiday plans, life insurance and disability insurance. Additionally, each such executive officer is entitled to be reimbursed for reasonable and necessary business-related expenses incurred in connection with performance of his duties and responsibilities, subject to standard policies and procedures with respect to expense reimbursement as applied to similarly situated senior executives.
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Termination for Convenience or Good Reason. Each of the Current Employment Agreements provides that we may terminate such agreement for convenience and each executive officer may terminate such agreement for good reason at any time. Upon either such termination, the executive officer will be entitled to receive (i) a cash payment equal to his base salary for a period of 12 months and the applicable target payout of his bonus for the calendar year in which the termination occurs, (ii) a cash payment equal to his annual cash bonus, pro-rated for the service period rendered, for the calendar year in which the termination occurs, in addition to any unpaid bonus payments and (iii) continued health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) for a period of up to 12 months.
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Termination Upon Death or Disability. If an executive officer is terminated due to his death or disability, then such executive officer will be entitled to receive (i) a pro rata portion of the annual cash bonus described above, (ii) any portion of the base salary and any vacation or paid time off, as applicable, that has been earned, but remains unpaid, in each case, as of the termination date and (iii) reimbursement for any expenses properly incurred and submitted for reimbursement in accordance with our policies, which remain unpaid as of the termination date.

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Termination upon Change in Control. Each of the Current Employment Agreements provides that, in the event we undergo a change in control and the Current Employment Agreement is terminated by us for convenience or by the executive officer for good reason, in either case within 12 months following such change in our control, then the executive officer will be entitled to receive (i) a cash payment equal to two times the sum of (a) his base salary and (b) his annual cash bonus, pro-rated for the service period rendered, for the calendar year in which the termination occurs in addition to any unpaid bonus payments and (ii) continued health insurance coverage under COBRA for a period of up to 12 months.

Role of Competitive Benchmarking

The Compensation Committee periodically evaluates the Company’s executive compensation against that of comparable companies. The Compensation Committee does not set specific percentile goals against competitive data for purposes of determining executive compensation levels. In establishing individual compensation levels, the Committee considers this competitive data as well as a variety of other factors including individual performance, competencies, scope of responsibility and internal equity.

The Compensation Committee considers the competitive market to consist of the oilfield services industry broadly, as well as other similarly sized companies in related industries that could potentially compete with us for executive talent. The Committee periodically reviews data for a selected peer group approved by the Compensation Committee (the “peer group”), as well as for broader general industry companies of comparable size and business complexity (compensation survey data), as provided to the Committee by their independent advisor. In selecting comparison companies, the Compensation Committee considers various factors including each company’s participation in the energy services sector as well as market capitalization, annual revenues, business complexity, profitability, returns on equity and assets, the number of divisions/segments, countries in which they operate and total number of employees. The selected peer companies are reviewed from time to time to ensure their continued appropriateness for comparative purposes. For the 2026 compensation analysis, the Company used the following peer group companies:

Archrock, Inc.	Liberty Energy Inc.
Cactus, Inc.	Oceaneering International, Inc.
DNOW Inc.	Oil States International, Inc.
Expro Group Holdings N.V.	ProPetro Holding Corp.
Forum Energy Technologies, Inc.	Select Water Solutions, Inc.
Helix Energy Solutions Group, Inc.	TETRA Technologies, Inc.
Kodiak Gas Services, Inc.

Elements of Compensation

Base Salary

Base salary is the guaranteed element of an executive’s direct compensation and is intended to provide a foundation for a competitive overall compensation opportunity for the executive. The Compensation Committee reviews each executive’s base salary annually. Executive officer base salaries are determined after an evaluation that considers the executive’s prior experience and breadth of knowledge. The Compensation Committee also considers compensation data from peer group companies and other similarly sized companies in businesses comparable to the Company’s, the Company’s and the executive’s performance, and any significant changes in the executive’s responsibilities. The Compensation Committee considers all of these factors together plus overall industry conditions.

The following table details our NEOs’ base salaries for 2024 and 2025 as well as their recently approved base salaries for 2026:

	2024	2025	2026
Name	Base Salary	Base Salary	Base Salary
Joseph R. Edwards	$—	$700,000	$775,000
John Gatlin (1)	$380,769	$500,000	$—
Chad Roberts	$369,233	$450,000	$450,000
Brooks Mims Talton III	$—	$450,000	$450,000

(1) Mr. Gatlin resigned from his position effective August 1, 2025.

Short-Term Incentive Plan

Our NEOs are eligible for an annual incentive bonus which is designed to focus executives on execution of our annual plan, which is linked to our long-term strategy. Execution against our annual corporate plan is important to drive long-term stockholder value by improving financial strength, managing costs and investing in projects that will deliver future value. We employ financial and safety performance metrics to further specific objectives of our strategy, such as Adjusted EBITDA, Return on Capital Employed (“ROCE”) and Free Cash Flow (“FCF”) and Total Recordable Incident Rate (“TRIR”).

In connection with our IPO, in January 2025 the Board approved the 2025 Short-Term Incentive Plant (the “2025 STI Plan”). Under the 2025 STI Plan, all eligible employees, including NEOs, are eligible to receive cash bonus payments equal to a certain specified percentage of their annual base salaries (“Target Bonus”) based on the Company’s performance in relation to established performance targets. Bonuses are calculated as a percentage of actual base salary in 2025. The approved 2025 Target Bonus percentage for each NEO is set forth in the table below.

Name	Target Bonus %
Joseph R. Edwards	100%
John Gatlin	85%
Chad Roberts	75%
Brooks Mims Talton III	75%

2025 Award Determination

The tables below summarize (i) the metrics and performance standards approved for the 2025 Corporate STI Plan and management’s level of achievement under the plan and (ii) the calculation of the 2025 Corporate bonus payment, inclusive of the non-stretch bonus and the stretch bonus. As discussed above, for Chad Roberts and Brooks Mims Talton III, annual bonuses are calculated using business segment performance (weighted 75%) and corporate performance (weighted 25%). All other named executive officers are calculated based on corporate performance.

		Threshold		Target		Stretch		2025 Performance
	Weighting		Payout %		Payout %		Payout %		Payout %
Adjusted EBITDA ($ in millions)	90%	$322.0	50%	$340.0	100%	$360.0	200%	$311.9	0%
Safety-TRIR	10%	1.25	50%	1.00	100%	0.75	200%	0.78	188%

Long-Term Incentive Plan

LTI Overview

On January 17, 2025, all of our NEOs received annual RSU grants in connection with the IPO. No Performance Units (“PSU”) grants were awarded in 2025. The 2025 RSU and PSU grants to our NEOs are set forth in the table below:

Name	RSUs Awarded	PSUs Awarded	Approximate Compensation Value
Joseph R. Edwards (1)	134,792	—	$3,235,000
John Gatlin	57,292	—	$1,375,000
Chad Roberts	37,500	—	$900,000
Brooks Mims Talton III (1)	54,167	—	$1,300,000

(1) In addition to their RSU grants in connection with the IPO, Mr. Edwards and Mr. Talton elected to receive payout of their 2024 non-equity incentive compensation as restricted stock units.

Restricted Stock Units

The RSU awards to executives and employees cliff vest in full on the third anniversary of the grant date of the award, subject to employee’s continued employment. The RSU awards to non-employee directors vest in twelve equal installments on each of the first twelve quarterly anniversaries following the grant date of the award, subject to such non-employee director continuing in service through such date. Only the RSUs awarded to employees will accelerate and vest in full upon a change in control (as defined in the Equity Plan).

Performance Units

Our Compensation Committee grants PSUs at its discretion, and will determine the value of any PSU award, the vesting and nature of the performance measures, and whether the award is denominated or settled in cash or in shares of our Class A common stock. The performance goals applicable to a particular PSU award will be determined by our Compensation Committee at the time of grant.

Grants of Plan Based Awards

The following table presents information about the equity and non-equity awards granted to our NEOs during 2025.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)
Joseph R. Edwards	STI		—	700,000	700,000
	PSU					—	—	—		—
	RSU	1/17/2025							184,792	5,497,562
John Gatlin	STI		—	425,000	425,000
	PSU					—	—	—		—
	RSU	1/17/2025							57,292	1,704,437
Chad Roberts	STI		—	337,500	337,500
	PSU					—	—	—		—
	RSU	1/17/2025							37,500	1,115,625
Brooks Mims Talton III	STI		—	337,500	337,500
	PSU					—	—	—		—
	RSU	1/17/2025							54,167	1,611,468

Options Grant Practices

Our Compensation Committee may grant incentive stock options, nonqualified stock options, and stock appreciation rights under the 2025 Equity and Incentive Plan (the “Equity Plan”), provided that incentive stock options are granted only to employees. Other than with respect to substitute awards, the exercise price of stock options and stock appreciation rights under the Equity Plan will be fixed by the Compensation Committee, but must equal at least 100% of the fair market value of our Class A common stock on the date of grant. The term of an option or stock appreciation right may not exceed ten years; provided, however, that an incentive stock option held by an employee who owns more than 10% of all of our classes of stock, or of certain of our affiliates, may not have a term in excess of five years, and must have an exercise price of at least 110% of the fair market value of our Class A common stock on the grant date. Subject to the provisions of the Equity Plan, the Compensation Committee will determine the remaining terms of the options and stock appreciation rights (e.g. vesting). Upon a participant’s termination of service, the participant may exercise his or her option or stock appreciation right, to the extent vested (unless the Compensation Committee permits otherwise), as specified in the award agreement. As of December 31, 2025, the Company has not granted any stock options to our NEOs.

Outstanding Equity Awards at 2025 Fiscal Year-End

The following table presents information regarding outstanding stock awards held by our NEOs as of December 31, 2025.

Name	Grant Date	Number of Shares or Units of Stock That Have Not Yet Vested	Market Value of Shares or Units of Stock That Have Not Yet Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Yet Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Yet Vested
Joseph R. Edwards	1/17/2025	134,792	$—	—	$—
John Gatlin	1/17/2025	—	$—	—	$—
Chad Roberts	1/17/2025	37,500	$—	—	$—
Brooks Mims Talton III	1/17/2025	54,167	$—	—	$—

Stock Vested

The following table presents information for John Gatlin on the number of shares of Class A Common Stock acquired upon vesting of RSU awards in 2025 and the value realized before payment of any applicable withholding tax. None of our other NEOs had shares of our Class A common stock which vested during 2025.

	Stock Awards (1)
Name	Number of Shares Acquired on Vesting	Pre-tax Value Realized on Vesting
John Gatlin	57,292	$984,849

(1) Reflects shares received pursuant to RSU awards vesting in 2025. The pre-tax value realized on vesting represents the aggregate dollar amount realized by the NEO upon vesting computed by multiplying the number of shares of stock by the closing price of the underlying shares on the vesting date of August 1, 2025.

Potential Payments Upon Termination or Change of Control

Each of our NEOs may be entitled to certain compensation and benefits upon a termination of employment under their employment agreements and the terms of the Equity Plan, as described above. The description of the relevant terms of such award agreements and employment agreements set forth below does not purport to be a complete description of all of the provisions of any such agreements and is qualified in its entirety by reference to the forms of award agreements and severance agreements previously filed.

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Termination for Convenience or Good Reason. Each of the current employment agreements provides that we may terminate such agreement for convenience and each NEO may terminate such agreement for good reason at any time. Upon either such termination, the NEO will be entitled to receive (i) a cash payment equal to his base salary for a period of 12 months and the applicable target payout of his bonus for the calendar year in which the termination occurs, (ii) a cash payment equal to his annual cash bonus, pro-rated for the service period rendered, for the calendar year in which the termination occurs, in addition to any unpaid bonus payments and (iii) continued health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) for a period of up to 12 months.
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Termination Upon Death or Disability. If an NEO is terminated due to his death or disability, then such NEO will be entitled to receive (i) a pro rata portion of the annual cash bonus described above, (ii) any portion of the base salary and any vacation or paid time off, as applicable, that has been earned, but remains unpaid, in each case, as of the termination date and (iii) reimbursement for any expenses properly incurred and submitted for reimbursement in accordance with our policies, which remain unpaid as of the termination date.
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Termination upon Change in Control. Each of the current employment agreements provides that, in the event we undergo a change in control and the employee agreement is terminated by us for convenience or by the NEO for good reason, in either case within 12 months following such change in our control, then the NEO will be entitled to receive (i) a cash payment equal to two times the sum of (a) his base salary and (b) his annual cash bonus for the calendar year in which the termination occurs in addition to any unpaid bonus payments and (ii) continued health insurance coverage under COBRA for a period of up to 12 months.

Equity Awards. Subject to the terms of the applicable award agreement, upon a “change in control” (as defined in the Equity Plan), our Board of Directors may, in its discretion, determine whether some or all outstanding options and stock appreciation rights will become exercisable in full or in part, whether the restriction period and performance period applicable to some or all outstanding RSU awards will lapse in full or in part and whether the performance measures applicable to some or all outstanding PSU awards will be deemed to be satisfied. Our Board of Directors may further require that shares of stock of the corporation resulting from such a change in control, or a parent corporation thereof, or other property be substituted for some or all of our shares of Class A common stock subject to an outstanding award and that any outstanding awards, in whole or in part, be surrendered to us by the holder and be immediately cancelled by us in exchange for a cash payment, shares of Class A common stock of the corporation resulting from or succeeding us, other property or a combination of cash, such shares of stock or other property.

Quantification of Payments

The table below details estimated payments upon the hypothetical assumed voluntary or involuntary termination of an NEO, including payments in the event of a change of control, death, or disability. These estimates assume that the date of termination, in each, case shown below, was December 31, 2025.

		Potential Payments Upon Termination and Change of Control
Name	Benefits and Payments Upon Separation	Termination for Cause	Involuntary Termination Without a Change of Control	Involuntary Termination With a Change of Control	Disability	Death	Change of Control (No Termination)
Joseph R. Edwards	Compensation
	Cash Severance	$—	$700,000	$1,400,000	$—	$—	$—
	STI Award	—	700,000	1,400,000	700,000	700,000	—
	Benefits and Perquisites
	Health and Welfare Benefits	—	—	—	—	—	—
Total		$—	$1,400,000	$2,800,000	$700,000	$700,000	$—
Chad Roberts	Compensation
	Cash Severance	$—	$450,000	$900,000	$—	$—	$—
	STI Award	—	337,500	750,000	337,500	337,500	—
	Benefits and Perquisites
	Health and Welfare Benefits	—	—	—	—	—	—
Total		$—	$787,500	$1,650,000	$337,500	$337,500	$—
Brooks Mims Talton III	Compensation
	Cash Severance	$—	$450,000	$900,000	$—	$—	$—
	STI Award	—	337,500	750,000	337,500	337,500	—
	Benefits and Perquisites
	Health and Welfare Benefits	—	—	—	—	—	—
Total		$—	$787,500	$1,650,000	$337,500	$337,500	$—

DIRECTOR COMPENSATION

We implemented a compensation policy, effective after the IPO, that became applicable to all of our non-employee directors. Under this compensation policy, each such non-employee director will receive an annual cash retainer of $125,000. In addition, under this policy, each such non-employee director at the time of our IPO received an initial RSU award with a grant date value of approximately $375,000 (which resulted in the award of 15,625 RSUs to each non-employee director effective January 17, 2025), with all such RSU awards vesting in twelve equal installments on each of the first twelve quarterly anniversaries following the grant date of the award, subject to such non-employee director continuing in service through such date. The vesting of all RSU awards will accelerate and vest in full upon a change in control (as defined in the Equity Plan). In addition, each non-employee director will be reimbursed for out-of-pocket expenses in connection with his or her services.

The table below reflects the compensation provided during 2025 to each member of our Board who was not employed by the Company:

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Total
Alexander Chmelev	$119,792	$375,000	$494,792
Jonathan B. Fairbanks	$119,792	$375,000	$494,792
Ben A. Guill	$119,792	$375,000	$494,792
Paul W. Hobby	$119,792	$375,000	$494,792
Cynthia L. Walker	$119,792	$375,000	$494,792
William H. White	$119,792	$375,000	$494,792

(1) The amounts shown in this column reflect cash fees earned by each director during 2025 and excludes expense reimbursements. We reimburse our directors for expenses incurred in attending board meetings.

(2) Amounts reported in this column represent the grant date fair market value determined in accordance with FASB ASC Topic 718 of restricted stock units granted during 2025 (granted on January 17, 2025).

As of December 31, 2025, the aggregate number of unvested restricted stock unit awards held by non-employee directors were as follows:

Name	Unvested Restricted Stock Units (1)
Alexander Chmelev	11,719
Jonathan B. Fairbanks	11,719
Ben A. Guill	11,719
Paul W. Hobby	11,719
Cynthia L. Walker	11,719
William H. White	11,719

CORPORATE GOVERNANCE

Composition of our Board of Directors

Our Board of Directors consists of seven members. Our amended and restated certificate of incorporation provides that the number of directors on our Board of Directors will be fixed exclusively by resolution adopted by our Board of Directors (provided that such number shall not be less than the aggregate number of directors that the parties to the Stockholders Agreement are entitled to designate from time to time). Our amended and restated certificate of incorporation and our amended and restated bylaws provide that our Board of Directors are divided into three classes, as nearly equal in number as possible, with the directors in each class serving for a three-year term, and one class being elected each year by our stockholders. Our directors are divided among the three classes as follows:

•
the Class I directors are Joseph R. Edwards and Cynthia L. Walker, and their terms will expire at the annual meeting of stockholders to be held in 2026;
•
the Class II directors are Alexander Chmelev and William H. White and their terms will expire at the annual meeting of stockholders to be held in 2027; and
•
the Class III directors are Jonathan B. Fairbanks, Ben A. Guill and Paul W. Hobby, and their terms will expire at the annual meeting of stockholders to be held in 2028.

Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.

Director Independence

Our Board of Directors has determined that Cynthia L. Walker, Paul W. Hobby and William H. White are each an “independent director,” as defined under the New York Stock Exchange ("NYSE") rules. In making these determinations, our Board of Directors considered the current and prior relationships that each director has with the Company and all other facts and circumstances our Board of Directors deemed relevant in determining his or her independence, including the beneficial ownership of our capital stock by each director, and the transactions involving them.

Controlled Company Exception and Loss of Controlled Company Status

In connection with and following our IPO, we have been a “controlled company” that qualified for, and relied on, certain exemptions from certain corporate governance requirements of the NYSE. Immediately following the sale of shares by GEC affiliates and the Share Repurchase on March 23, 2026, GEC owns approximately 33.4% of our outstanding common stock (or will own approximately 32.1% if the underwriters exercise their option to purchase additional shares of our Class A common stock from the selling stockholders in full) and GEC and White Deer Management LLC (together with its affiliates, “White Deer”), collectively, own approximately 49.4% of our outstanding common stock (or will own approximately 48.1% if the underwriters exercise their option to purchase additional shares of our Class A common stock in full). As a result, we currently are no longer deemed to be a “controlled company” as defined under the corporate governance rules of the NYSE.

Although we are no longer a “controlled company,” we will continue to qualify for, and may rely on, exemptions from certain corporate governance requirements that would otherwise provide protection to stockholders of other companies during a one-year transition period. As a result, you will not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of the NYSE. As a “controlled company,” we currently rely on the exemptions from the requirement that (i) our board of directors (our “Board”) be composed of a majority independent directors, (ii) our compensation committee of our Board (our “Compensation Committee”) be composed of entirely independent directors and (iii) our nominating and governance committee of our Board (our “Nominating and Governance Committee”) be composed of entirely independent directors. However, before the one-year transition period has expired, our Board will be composed of a majority independent directors and each of our Compensation Committee and the Nominating and Governance Committee will be composed entirely of independent directors in accordance with the corporate governance rules of the NYSE.

Although we are no longer a “controlled company,” pursuant to the provisions set forth in the Stockholders Agreement, GEC currently continues to have the right to nominate to our Board two designees and three independent directors. See “Transactions with Related Persons – Stockholders Agreement” below.

Committees of our Board

We have a standing Audit Committee, Compensation Committee and a Nominating and Governance Committee. Below is a summary of our committee structure and membership information as of March 23, 2026:

Name	Audit Committee	Compensation Committee	Nominating and Governance Committee
Alexander Chmelev			Member
Jonathan B. Fairbanks		Chairperson
Ben A. Guill		Member	Chairperson
Paul W. Hobby	Member	Member
Cynthia L. Walker	Chairperson
William H. White	Member		Member

Our Board of Directors directs the management of our business and affairs, as provided by Delaware law, and conducts its business through meetings of the Board of Directors and its standing committees. As such, our Board of Directors has established the following standing committees: an Audit Committee; a Compensation Committee; and a Nominating and Corporate Governance Committee. Each of these committees operates under a charter that has been approved by our Board of Directors. In addition, from time to time, special committees may be established under the direction of the Board of Directors when necessary to address specific issues.

Audit Committee

Our Audit Committee consists of Cynthia L. Walker, William H. White and Paul W. Hobby, with Cynthia L. Walker serving as Chairperson. Our Audit Committee is established in accordance with Section 3(a)(58)(A) of the Exchange Act and is responsible for, among other things:

•
selecting and hiring our independent auditors, and approving the audit and non-audit services to be performed by our independent auditors;
•
assisting the Board of Directors in evaluating the qualifications, performance and independence of our independent auditors;
•
assisting the Board of Directors in monitoring the quality and integrity of our financial statements and our accounting and financial reporting;
•
assisting the Board of Directors in monitoring our compliance with legal and regulatory requirements;
•
reviewing the adequacy and effectiveness of our internal control over financial reporting processes;
•
assisting the Board of Directors in monitoring the performance of our internal audit function;
•
monitoring the performance of our internal audit function;
•
reviewing with management and our independent auditors our annual and quarterly financial statements;
•
establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters; and
•
preparing the audit committee report required per SEC rules and regulations to be included in our annual proxy statement.

Rules implemented by the NYSE and the SEC require us to have an Audit Committee comprised of at least three directors who meet the independence and experience standards established by the NYSE and the Exchange Act. Our Board of Directors has affirmatively determined that Cynthia L. Walker, William H. White and Paul W. Hobby each meet the definition of “independent director” for purposes of serving on the audit committee under the NYSE rules and the independence standards under Rule 10A-3 of the Exchange Act and the NYSE rules. Each member of our Audit Committee meets the financial literacy requirements of the NYSE rules. In addition, our Board of Directors has determined that Cynthia L. Walker qualifies as an “Audit Committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K.

Compensation Committee

Our Compensation Committee consists of Jonathan B. Fairbanks, Ben A. Guill and Paul W. Hobby, with Jonathan B. Fairbanks serving as Chairperson. Our Compensation Committee is responsible for, among other things:

•
reviewing and approving corporate goals and objectives relevant to the compensation of our CEO and other executive officers, evaluating our CEO’s performance in light of those goals and objectives, and, either as a committee or together with the other independent directors (as directed by the Board of Directors), determining and approving, or making recommendations to the Board of Directors with respect to, our CEO’s compensation level based on such evaluation;
•
reviewing and approving, or making recommendations to the Board of Directors with respect to, the compensation of our other executive officers, including annual base salary, bonus and equity-based incentives and other benefits;
•
reviewing and recommending the compensation of our directors;
•
reviewing and discussing annually with management our “Compensation Discussion and Analysis” disclosure required by SEC rules; and
•
reviewing and approving incentive compensation and equity-based plans and arrangements and making grants of cash-based and equity-based awards under such plans.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Ben A. Guill, Alexander Chmelev and William H. White, with Ben A. Guill serving as Chairperson. Our Nominating and Corporate Governance Committee will be responsible for, among other things:

•
assisting our Board of Directors in identifying prospective director nominees and recommending nominees to the Board of Directors;
•
overseeing the evaluation of the Board of Directors and management;
•
reviewing developments in corporate governance practices and developing and recommending a set of corporate governance guidelines; and
•
recommending members for each committee of our Board of Directors.

In the process of identifying, screening and recommending director candidates to the full Board, the Nominating and Corporate Governance Committee takes into consideration the needs of the Board after taking into account the current composition of the Board and the qualifications of the candidates, such as their general understanding of various business disciplines and the Company’s business environment, their educational and professional background, professional skills, analytical ability, independence, diversity of experience and viewpoints, and their ability and willingness to devote adequate time to Board duties. The Board evaluates each individual in the context of the Board as a whole with the objective of retaining a group that is best equipped to help ensure that the long-term interests of the stockholders are served. The Nominating and Corporate Governance Committee has not set specific minimum qualifications for director positions. Whenever a new seat or a vacated seat on the Board is being filled, candidates that appear to best fit the needs of the Board and the Company will be identified, interviewed and evaluated by the Nominating and Corporate Governance Committee. In considering individuals for nomination as directors, the Nominating and Corporate Governance Committee typically solicits recommendations from its current directors and is authorized to engage third party advisors, including search firms, to assist in the identification and evaluation of candidates. The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders on the same basis that it evaluates other nominees for director. Candidates selected by the Nominating and Corporate Governance Committee will then be recommended to the full Board.

Risk Oversight

Our Board of Directors is responsible for overseeing our risk management process. Our Board of Directors focuses on our general risk management policies and strategy, the most significant risks facing us, and oversees the implementation of risk mitigation strategies by management. Our Board of Directors is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee is or has been an officer or employee of the Company. None of our executive officers serves as a member of the Board of Directors or Compensation Committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code is posted on our website, www.flowco-inc.com. Each of our Code of Conduct and our Supplemental Code of Ethics for Senior Financial Officers qualifies as a “code of ethics,” as defined in Item 406(b) of Regulation S-K. We will make any legally required disclosures regarding amendments to, or waivers of, provisions of our code of ethics on our website.

Insider Trading Policy

We have adopted insider trading policies and procedures that govern the purchase, sale and other disposition of our securities by our directors, officers and employees that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations and the listing standards of the NYSE. A copy of our insider trading policy is filed as Exhibit 19.1 to our Annual Report.

Meetings of our Board

The Board met six times during 2025. Each member of the Board who served during 2025 attended or participated in 75% or more of the aggregate of the total number of meetings the Board held during 2025 and the total number of meetings held by each committee of the Board on which the member served during 2025, with the exception of Ben A. Guill, who attended fewer than 75% of the aggregate of the total number of meetings held by all committees of the Board on which he serves.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our Class A common stock and Class B common stock as of March 23, 2026, for each person or group known to us who beneficially owns more than 5% of our Class A common stock, each of our directors, each of our Named Executive Officers, and by all of directors and officers as a group.

The amounts and percentages of Class A common stock and Class B common stock beneficially owned are reported on the basis of the regulations of the SEC governing the determination of beneficial ownership of securities, and are based on 40,673,124 shares of our Class A common stock and 49,664,480 shares of our Class B common stock outstanding as of March 23, 2026. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. For purposes of the table below, a person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days of March 23, 2026, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Any person who acquires any such right with the purpose or effect of changing or influencing the control of the issuer, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition will be deemed to be the beneficial owner of the securities which may be acquired through the exercise of such right. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities. Unless otherwise noted, the mailing address of each listed beneficial owner is 1300 Post Oak Blvd., Suite 450 Houston, Texas, 77056.

	Class A Common Stock Beneficially Owned		Class B Common Stock Beneficially Owned (1)		Combined Voting Power (2)
	Number	Percentage	Number	Percentage	Percentage
5% or Greater Stockholders
GEC Advisors LLC (3)	30,155,788	43.0%	29,465,720	59.3%	33.4%
White Deer Management LLC (4)	14,483,588	28.5%	10,100,525	20.3%	16.0%
Genesis Park II, LP (5)	—	—%	3,223,453	6.5%	—%

Senior Executive Officers and Directors
Alexander Chmelev (6)(10)	14,810	* %	—	—%	*	%
Jonathan B. Fairbanks (3)(6)	30,164,298	43.0%	29,465,720	59.3%	33.4%
Ben A. Guill (4)(6)	6,510	* %	—	—%	*	%
Paul W. Hobby (6)	18,925	* %	—	—%	*	%
Cynthia L. Walker (6)	6,510	* %	—	—%	*	%
William H. White (6)	6,510	* %	—	—%	*	%
Joseph R. Edwards (6)(7)	50,000	* %	—	—%	*	%
Chad Roberts (6)(8)	568,016	1.4%	568,016	1.1%	*	%
Brooks Mims Talton III (6)(9)	1,117,512	2.7%	1,017,512	2.0%	1.2%
All senior executive officers and directors as a group (12 persons)	31,970,141	44.6%	31,051,248	62.5%	35.4%

* Less than 1%.

(1)
Each holder of LLC Interests (other than Flowco) and shares of Class B common stock will be entitled to redeem their LLC Interests and shares of Class B common stock from time to time, at each holder's discretion, for shares of Class A common stock, on a one-for-one basis.
(2)
Represents the percentage of voting power of our Class A common stock and Class B common stock voting as a single class. Each share of Class A common stock entitles the registered holder to one vote per share and each share of Class B common stock entitles the registered holder thereof to one vote per share on all matters presented to stockholders for a vote generally, including the election of directors. The Class A common stock and Class B common stock will vote as a single class on all matters except as required by law or our amended and restated certificate of incorporation.
(3)
The following affiliates of GEC directly own Class A common stock: GEC Partners III GI LP (366,103 shares of Class A common stock); and GEC Partners GI LP (323,965 shares of Class A common stock); and the following affiliates directly own Class B common stock and LLC Interests: GEC Partners III LP (LLC Interests and Class B common stock redeemable for 7,376,013 shares of Class A common stock); GEC Partners III-B LP (LLC Interests and Class B common stock redeemable for 6,504,398 shares of Class A common stock); and GEC Estis Co-Invest II LLC (LLC Interests and Class B common stock redeemable for 15,585,309 shares of Class A common stock). GEC Capital Group III LP is the general partner of each of GEC Partners III LP and GEC Partners III - B GI LP, and GEC Group Ltd. is the general partner of GEC Capital Group III LP. GEC Capital Group LP is the managing member or the general partner of each of GEC Estis II LLC and GEC Partners III-B LP, and GEC Group B Ltd. is the general partner of GEC Capital Group LP. Mr. Fairbanks is the manager and controlling member of GEC, GEC Group Ltd. and GEC Group B Ltd, as well as GEC Advisors LLC, a registered investment advisor to the funds that beneficially own such shares, with discretionary authority over each such fund’s accounts. Shares beneficially owned by Mr. Fairbanks also include an aggregate of 2,000 shares of Class A common stock owned directly for the account of his children, as well as certain RSUs discussed in footnote 6 below. The mailing address for Mr. Fairbanks and GEC is c/o GEC Advisors LLC, 2415 West Alabama Street, Suite 220, Houston, Texas 77098.
(4)
The following affiliates of White Deer directly own Class A common stock: WD Thunder CV IND LP (“CF IND”), WD Thunder CV Parallel LP (“CF Parallel”) and WD Thunder CV LP (“CF Main”); and the following directly owns Class B common stock and LLC Interests: WDE Flogistix Aggregate LLC (“WDE”) (LLC Interests and Class B common stock redeemable for 10,100,525 Class A common stock). WD Thunder CV GP LP (“CV GP”) is the general partner of each of CF Parallel, CF IND and CF Main and the sole manager of WDE. CV GP is controlled by WD Thunder CV Ultimate GP LLC (“WD GP”). WD GP is controlled by its board of managers which consists of four members. Mr. Guill is a Managing Partner of White Deer.
(5)
Genesis Park II, LP currently directly owns 3,223,453 shares of Class B common stock and LLC Interests (LLC Interests and Class B common stock redeemable for 3,223,453 shares of Class A common stock) as set forth in the table. As Genesis Park II, LP is not a beneficial owner of 5% of greater number of shares of Class A common stock, and such current shares directly owned by Genesis Park II, LP are not known to the company, no shares of Class A common stock are reported in this table and no combined voting power is reported. Genesis Park II GP, LLC is the general partner of Genesis Park II, LP. The managers of Genesis Park II GP, LLC are Paul W. Hobby, Peter Shaper and Steven Gibson. The business address of Genesis Park II, LP is 520 Post Oak Boulevard, Suite 850, Houston, Texas 77027. Based on the Company’s option to elect a cash settlement upon a redemption of LLC Interests and in the absence of any indirect control of the Company’s board by Genesis Park II, LP in connection with its redemption of LLC Interests, reporting in this table reflects the position that Genesis Park II, LP is not deemed to have beneficial ownership of any shares of Class A common stock issuable upon a redemption request of LLC Interests by Genesis Park II, LP.
(6)
Includes RSUs held by such persons that will vest and become exchangeable into shares of Class A common stock within 60 days, including 1,302 RSUs held by each of our non-employee directors. Does not include RSUs held by such persons that are not exercisable or exchangeable within 60 days, including: 230,420 RSUs issued to Mr. Edwards; 67,008 RSUs issued to Mr. Roberts; 83,675 RSUs issued to Mr. Talton; and 9,115 RSUs (out of the aggregate 15,625 RSUs) issued to each non-employee director in connection with the IPO. The RSU awards issued on January 17, 2025 to executives cliff vest in full on January 17, 2028, the third anniversary of the grant date of the award, subject to employee’s continued employment. The RSU awards issued on January 17, 2025 to non-employee directors vest in twelve equal installments on each of the first twelve quarterly anniversaries following the grant date of the award, subject to such non-employee director continuing in service. The RSU awards issued on January 1, 2026 to executives vest in three equal installments on the first, second and third anniversary of the award grant date, subject to employee’s continued employment.
(7)
Mr. Edwards beneficial ownership of Class A common stock includes 50,000 shares owned directly. As discussed in footnote 6 above, RSUs that are not exercisable within 60 days are excluded.
(8)
Mr. Roberts’ beneficial ownership of Class A common stock includes shares of Class A common stock issuable upon redemption of 568,016 shares of Class B common stock and LLC Interests owned directly by Mr. Roberts. As discussed in footnote 6 above, RSUs that are not exercisable within 60 days are excluded.
(9)
Mr. Talton’s beneficial ownership of Class A common stock includes shares of Class A common stock issuable upon redemption of 1,017,512 shares of Class B common stock and LLC Interests owned directly by Mr. Talton. As discussed in footnote 6 above, RSUs that are not exercisable within 60 days are excluded.
(10)
Mr. Chmelev’s beneficial ownership of Class A common stock includes 8,300 shares of Class A common stock owned directly and 1,302 shares of Class A common stock issuable upon the vesting of RSUs within 60 days as discussed in footnote 7. As discussed in footnote 6 above, RSUs that are not exercisable within 60 days are excluded.

Changes in Control

We know of no arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of the Company.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth certain information relating to our LTIP as of December 31, 2025:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights or Settlement of RSUs	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))

Equity compensation plans approved by stockholders	585,318	N/A	5,325,621
Equity compensation plans not approved by stockholders	—	N/A	—
Total	585,318	N/A	5,325,621

TRANSACTIONS WITH RELATED PERSONS

Policies and Procedures for Review of Related Party Transactions

A “Related Party Transaction” is a transaction, arrangement or relationship in which we or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any Related Person had, has or will have a direct or indirect material interest. A “Related Person” means:

•
any person who is, at any time during the applicable period was, one of our executive officers or one of our directors;
•
any person who is known by us to be the beneficial owner of more than 5% of any class of our voting securities;
•
any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5% of our Common Stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of our Common Stock; and
•
any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

Our Board has adopted a written Related Party Transactions policy. Pursuant to this policy, our Audit Committee has and will continue to review all material facts of all Related Party Transactions and either approve or disapprove entry into the Related Party Transaction, subject to certain limited exceptions. In determining whether to approve or disapprove entry into a Related Party Transaction, our Audit Committee takes into account, among other factors, the following: (i) whether the Related Party Transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and (ii) the extent of the Related Person’s interest in the transaction. Further, the policy requires that all Related Party Transactions required to be disclosed in our filings with the SEC be so disclosed in accordance with applicable laws, rules and regulations. The Company is a party to a transaction for inventory management software and hardware services with ReboundGo, which is a portfolio company of GEC. The Company paid ReboundGo $224,047 in 2025.

The Transactions

In connection with the Transactions, we engaged in certain transactions with certain of our directors, executive officers and other persons and entities which became holders of 5% or more of our voting securities upon the consummation of the Transactions.

We used the net proceeds from the IPO to purchase 20,470,000 LLC Interests directly from Flowco LLC at a price per unit equal to the initial public offering price per share of Class A common stock in IPO less the underwriting discount.

In turn, Flowco LLC used the net proceeds from the sale of LLC Interests to Flowco Holdings to (i) redeem approximately $20.9 million of Flowco LLC interests from certain non-affiliate holders and (ii) with respect to the remainder, repay indebtedness under our Credit Agreement.

Tax Receivable Agreement

Subsequent to the IPO, our organizational structure, commonly referred to as an Up-C structure, provides potential future tax benefits to both Flowco Holdings and the Continuing Equity Owners. In connection with the Transactions, Flowco Holdings entered into a Tax Receivable Agreement with the TRA Participants, that provides for the payment by Flowco Holdings to the TRA Participants of 85% of the tax benefits, if any, that Flowco Holdings actually realizes, or is deemed to realize (calculated using certain assumptions), pursuant to U.S. federal, state and local income tax laws, as a result of (1) Flowco Holdings’ allocable share of existing tax basis acquired in connection with the Transaction and increases to such allocable share of existing tax basis; (2) Flowco Holdings’ utilization of certain tax attributes of the Blocker Companies (including the Blocker Companies’ allocable share of existing tax basis); (3) increases in tax basis resulting from (a) Flowco Holdings' purchase of LLC Interests directly from Flowco LLC, in connection with the IPO, (b) future redemptions or exchanges (or deemed exchanges in certain circumstances) of LLC Interests for Class A common stock or cash as described above under “—Redemption rights of holders of LLC Interests” and (c) certain distributions (or deemed distributions) by Flowco LLC; and (4) certain tax benefits (such as interest deductions) arising from payments made under the Tax Receivable Agreement. Flowco Holdings expects to benefit from the remaining 15% of cash tax benefits, if any, Flowco Holdings realizes from such tax benefits. There is existing depreciable and amortizable tax basis in the assets of Flowco LLC, and subsequent sales or exchanges of LLC Interest are expected to result in increases in the tax basis of the assets of Flowco LLC. The existing depreciable and amortizable tax basis, as well as future increases in Flowco Holdings’ allocable share of existing depreciable and amortizable tax basis, Basis Adjustments and other tax attributes subject to the Tax Receivable Agreement, may increase the depreciation and amortization deductions available to Flowco Holdings for tax purposes, decrease gains (or increase losses) on future dispositions of certain assets to the extent tax basis is allocated to those assets or otherwise be available to reduce Flowco Holdings' taxable income, and, therefore, may reduce the amount of U.S. federal, state and local tax that Flowco Holdings would otherwise be required to pay in the future. Any payments made by Flowco Holdings to the TRA Participants under the Tax Receivable Agreement will generally reduce the amount of cash that might have otherwise been available to Flowco Holdings for other uses and for the benefit of all of its stockholders. Due to uncertainty regarding various factors, Flowco Holdings cannot precisely quantify the likely tax benefits Flowco Holdings will realize as a result of the purchase of LLC Interests and LLC Interest exchanges, and the resulting amounts Flowco Holdings is likely to pay out to the TRA Participants pursuant to the Tax Receivable Agreement. However, Flowco Holdings estimates that such payments will be substantial. The IRS may challenge all or part of the validity of such tax basis or other tax attributes, and a court could sustain such a challenge. Actual tax benefits realized by Flowco Holdings may differ from tax benefits calculated under the Tax Receivable Agreement as a result of the use of certain assumptions in the Tax Receivable Agreement, including those described in this summary.

The payment obligations under the Tax Receivable Agreement will be obligations of Flowco Holdings and not obligations of Flowco LLC. For purposes of the Tax Receivable Agreement, the cash tax benefits will be computed by comparing the actual income tax liability of Flowco Holdings to the amount of income taxes that Flowco Holdings would have been required to pay had there been no existing depreciable and amortizable tax basis in connection with the Transaction, no Basis Adjustments and no utilization of Blocker Companies tax attributes (including the Blocker Companies’ allocable share of existing tax basis), and had Flowco Holdings not entered into the Tax Receivable Agreement. The actual and hypothetical tax liabilities determined in the Tax Receivable Agreement will be calculated using the actual U.S. federal income tax rate in effect for the applicable period and an assumed, weighted-average state and local income tax rate based on apportionment factors for the applicable period (along with the use of certain other assumptions). Although the actual timing and amount of any payments that we may make under the Tax Receivable Agreement will vary, we expect the payments we may be required to make to the TRA Participants could be substantial. There may be a material negative effect on our liquidity if, as a result of timing discrepancies or otherwise, the payments under the Tax Receivable Agreement exceed the actual cash tax benefits that Flowco Holdings realizes in respect of the tax attributes subject to the Tax Receivable Agreement and/or if distributions to Flowco Holdings by Flowco LLC are not sufficient to permit Flowco Holdings to make payments under the Tax Receivable Agreement after it has paid taxes and other expenses. To the extent that we are unable to make payments under the Tax Receivable Agreement for any reason, the unpaid amounts will accrue interest until paid by us; provided, however that nonpayment for a specified period may constitute a breach of a material obligation under the Tax Receivable Agreement and, therefore, may accelerate payments due under the Tax Receivable Agreement, as described below. The payments under the Tax Receivable Agreement are not conditioned upon continued ownership of us by the Continuing Equity Owners.

The actual amounts we will be required to pay under the Tax Receivable Agreement will depend on, among other things, the timing of subsequent redemptions or exchanges of LLC Interests by the Continuing Equity Owners, the price of our shares of Class A common stock at the time of each such redemption or exchange, and the amounts and timing of our future taxable income. Any payments made by us to the Continuing Equity Owners under the Tax Receivable Agreement will generally reduce the amount of overall cash flow that might have otherwise been available to us or to Flowco LLC and, to the extent that we are unable to make payments under the Tax Receivable Agreement for any reason, the unpaid amounts generally will be deferred and will accrue interest until paid by us; provided, however, that nonpayment for a specified period may constitute a material breach of a material obligation under the Tax Receivable Agreement and, therefore, may accelerate payments due under the Tax Receivable Agreement. Pursuant to the Tax Receivable Agreement, we shall use commercially reasonable efforts to obtain sufficient available funds for the purpose of making payments under the Tax Receivable Agreement and avoid entering into any agreements that could be reasonably anticipated to materially delay the timing of the making of any payments under the Tax Receivable Agreement. We anticipate funding ordinary course payments under the Tax Receivable Agreement from cash flow from operations of Flowco LLC, available cash, or available borrowings under any future debt agreements. Decisions made by us in the course of running our business, such as with respect to mergers, asset sales, other forms of business combinations, or other changes in control, may influence the timing and amount of payments we pay to a redeeming Continuing Equity Owner under the Tax Receivable Agreement. For example, the disposition of assets following an exchange or acquisition transaction may accelerate payments under the Tax Receivable Agreement and increase the present value of such payments.

The term of the Tax Receivable Agreement will continue until all such tax benefits have been utilized or expired, unless Flowco Holdings exercises its right to terminate the Tax Receivable Agreement early, certain changes of control occur (as described in more detail below) or Flowco Holdings breaches any of its material obligations under the Tax Receivable Agreement, in which case all obligations generally will be accelerated and due as if Flowco Holdings had exercised its right to terminate the Tax Receivable Agreement. Flowco Holdings may elect to terminate the Tax Receivable Agreement early by making an immediate payment equal to the present value of the anticipated future cash tax benefits with respect to all LLC Interests. In determining such anticipated future cash tax benefits, the Tax Receivable Agreement includes several assumptions, including that (i) any LLC Interests that have not been exchanged are deemed exchanged for the market value of the shares of Class A common stock at the time of termination, (ii) Flowco Holdings will have sufficient taxable income in each future taxable year to fully realize all potential tax benefits, (iii) Flowco Holdings will have sufficient taxable income to fully utilize net operating losses generated by deductions arising from any tax attributes covered by the Tax Receivable Agreement on a pro rata basis over the shorter of the statutory expiration date for such net operating losses or the five-year period after the early termination or change in control, (iv) the tax rates for future years will be those specified in the law as in effect at the time of the early termination or change of control and (v) certain non-amortizable assets are deemed disposed at the end of the fifteen-year period after the early termination or change in control. As a result of such assumptions, Flowco Holdings could be required to make payments under the Tax Receivable Agreement that are greater than the specified percentage of the actual cash tax benefits that Flowco Holdings realizes in respect of the tax attributes subject to the Tax Receivable Agreement or that are prior to the actual realization, if any, of such future tax benefits. In these situations, our obligations under the Tax Receivable Agreement could have a substantial negative impact on our liquidity. Changes in law or changes in tax rates following the date of acceleration may also result in payments being made in excess of the future tax benefits, if any. Estimating the amount of payments that may be made under the Tax Receivable Agreement is by its nature imprecise, insofar as the calculation of amounts payable depends on a variety of factors. The increase in Flowco Holdings’ allocable share of existing depreciable and amortizable tax basis and the anticipated Basis Adjustments upon the redemption or exchange of LLC Interests for shares of Class A common stock, as well as the amount and timing of any payments under the Tax Receivable Agreement, will vary depending upon a number of factors, including:

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the timing of future redemptions or exchanges—for instance, the increase in any tax deductions will vary depending on the fair market value, which may fluctuate over time, of the depreciable or amortizable assets of Flowco LLC at the time of each redemption or exchange as well as the amount of remaining existing tax basis at the time of such redemption or exchange;
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the price of shares of our Class A common stock at the time of the redemption or exchange—the increase in any tax deductions, as well as the tax basis increase in other assets, of Flowco LLC, is directly proportional to the price of shares of our Class A common stock at the time of the redemption or exchange;
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the extent to which such redemption or exchanges are taxable—if a redemption or an exchange is not taxable for any reason, increased deductions will not be available;
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the amount of tax attributes—the amount of applicable tax attributes of the Blocker Companies at the time of the Blocker Mergers will impact the amount and timing of payments under the Tax Receivable Agreement;
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changes in tax rates—payments under the Tax Receivable Agreement will be calculated using the actual U.S. federal income tax rate in effect for the applicable period and an assumed, weighted-average state and local income tax rate based on apportionment factors for the applicable period, so changes in tax rates will impact the magnitude of cash tax benefits covered by the Tax Receivable Agreement and the amount of payments under the Tax Receivable Agreement; and

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the amount and timing of our income—Flowco Holdings is obligated to pay 85% of the cash tax benefits under the Tax Receivable Agreement as and when realized. If Flowco Holdings does not have taxable income, Flowco Holdings is not required (absent a change of control or circumstances requiring an early termination payment) to make payments under the Tax Receivable Agreement for a taxable year in which it does not have taxable income because no cash tax benefits will have been realized. However, any tax attributes that do not result in realized benefits in a given tax year will likely generate tax attributes that may be utilized to generate benefits in previous or future tax years. The utilization of such tax attributes will result in cash tax benefits that will result in payments under the Tax Receivable Agreement.

Payments under the Tax Receivable Agreement will generally be based on the tax reporting positions that we will determine. Flowco Holdings will not be reimbursed for any payments previously made under the Tax Receivable Agreement if Flowco Holdings’ allocable share of existing depreciable and amortizable tax basis acquired in this offering and increased upon the redemption or exchange of LLC Interests for shares of Class A common stock, the anticipated Basis Adjustments or our utilization of tax attributes are successfully challenged by the IRS, although such amounts may reduce our future obligations, if any, under the Tax Receivable Agreement. However, a challenge to any tax benefits initially claimed by us may not arise for a number of years following the initial time of such payment or, even if challenged early, such excess cash payment may be greater than the amount of future cash payments, if any, we might otherwise be required to make under the terms of the Tax Receivable Agreement and, as a result, there might not be future cash payments from which to net against. The applicable U.S. federal income tax rules are complex and factual in nature, and there can be no assurance that the IRS or a court will not disagree with our tax reporting positions. As a result, in certain circumstances, payments could be made under the Tax Receivable Agreement that are substantially greater than Flowco Holdings’ actual cash tax benefits.

We will have full responsibility for, and sole discretion over, all our tax matters, including the filing and amendment of all tax returns and claims for refund and defense of all tax contests, subject to certain participation and approval rights held by the TRA Participants’ representative. If the outcome of any challenge to all or part of the Basis Adjustments or other tax benefits we claim would reasonably be expected to adversely affect the rights and obligations of the TRA Participants in any material respect under the Tax Receivable Agreement, then we will not be permitted to settle such challenge without the consent (not to be unreasonably withheld or delayed) of the TRA Participants’ representative. The interests of the TRA Participants in any such challenge may differ from or conflict with our interests and your interests, and the TRA Participants may exercise their consent rights relating to any such challenge in a manner adverse to our interests and your interests.

The Tax Receivable Agreement is filed as an exhibit to our Annual Report, and the foregoing description of the Tax Receivable Agreement is qualified in its entirety by reference thereto.

Prior LLC Agreement

Flowco LLC and the Original Equity Owners were parties to the Amended and Restated Limited Liability Company Agreement of Flowco LLC, dated as of June 20, 2024, which governed the business operations of Flowco LLC and defined the relative rights and privileges associated with the existing units of Flowco LLC. We refer to this agreement, as amended, as the Prior LLC Agreement. Under the Prior LLC Agreement, the board of managers of Flowco LLC had the sole and exclusive right and authority to manage and control the business and affairs of Flowco LLC, and the day-to-day business operations of Flowco LLC were overseen and implemented by officers of Flowco LLC. Each Original Equity Owner’s rights under the Prior LLC Agreement continued until the effective time of the Flowco LLC Agreement was adopted in connection with the Transactions, as described below, at which time the Continuing Equity Owners continued as members that hold LLC Interests with the respective rights thereunder.

Flowco LLC Agreement

In connection with the consummation of the Transactions, we and the Continuing Equity Owners entered into Flowco LLC’s Second Amended and Restated Limited Liability Company Agreement, which we refer to as the “Flowco LLC Agreement.”

Pursuant to the terms of the Flowco LLC Agreement, we cannot be removed or replaced as the sole manager of Flowco LLC except by our resignation, which may be given at any time by written notice to the members.

Compensation, Fees and Expenses. We are not entitled to compensation for our services as the manager of Flowco LLC. We are entitled to reimbursement by Flowco LLC for reasonable fees and expenses incurred on behalf of Flowco LLC, including all expenses associated with the Transactions, any subsequent offering of our Class A common stock, being a public company and maintaining our corporate existence. The Original Equity Owners are entitled to the reimbursement of certain reasonable expenses incurred in connection with the Transaction.

Distributions. The Flowco LLC Agreement will require “tax distributions,” as that term is used in the agreement to be made by Flowco LLC to its members on a pro rata basis, except to the extent such distributions, would render Flowco LLC insolvent or are otherwise prohibited by law, our Credit Agreement or any of our future debt agreements. Tax distributions will be made on a quarterly basis, to each member of Flowco LLC, including us, based on such member’s allocable share of the taxable income of Flowco LLC and an assumed tax rate that will be determined by us, as described below. For this purpose, Flowco Holdings’ allocable share of Flowco LLC’s taxable income shall be net of its share of taxable losses of Flowco LLC. The assumed tax rate for purposes of determining tax distributions from Flowco LLC to its members will be equal to the combined federal, state, and local statutory tax rate applicable to Flowco Holdings (taking into account the deductibility of state and local taxes for federal purposes to the extent deductible under the Internal Revenue Code). The Flowco LLC Agreement will also allow for “supplemental tax distributions,” as that term is used in the agreement, to its members on a pro rata basis, which will be calculated based on an assumed tax rate equal to the highest marginal combined U.S. federal, state and local income tax rate for a Fiscal Year. The Flowco LLC Agreement will also allow for cash distributions to be made by Flowco LLC (subject to our sole discretion as the sole manager of Flowco LLC) to its members on a pro rata basis out of “distributable cash,” as that term is defined in the agreement. We expect Flowco LLC may make distributions out of distributable cash periodically and as necessary to enable us to cover our operating expenses and other obligations, including our tax liability and obligations under the Tax Receivable Agreement, except to the extent such distributions would render Flowco LLC insolvent or are otherwise prohibited by law, our Credit Agreement or any of our future debt agreements.

Transfer Restrictions. The Flowco LLC Agreement generally does not permit transfers of LLC Interests by members, except for transfers to permitted transferees, transfers pursuant to the participation right described below and other limited exceptions. The Flowco LLC Agreement may impose additional restrictions on transfers (including redemptions described below with respect to each common unit) that are necessary or advisable so that Flowco LLC is not treated as a “publicly-traded partnership” for U.S. federal income tax purposes. In the event of a permitted transfer under the Flowco LLC Agreement, such member will be required to simultaneously transfer shares of Class B common stock to such transferee equal to the number of LLC Interests that were transferred to such transferee in such permitted transfer.

The Flowco LLC Agreement provides that, in the event that a tender offer, share exchange offer, issuer bid, take-over bid, recapitalization or similar transaction with respect to our Class A common stock, each of which we refer to as a Pubco Offer, is approved by our Board of Directors or otherwise effected or to be effected with the consent or approval of our Board of Directors, each holder of LLC Interests shall be permitted to participate in such Pubco Offer by delivering a redemption notice, which shall be effective immediately prior to, and contingent upon, the consummation of such Pubco Offer. If a Pubco Offer is proposed by Flowco Holdings, then Flowco Holdings is required to use its reasonable best efforts expeditiously and in good faith to take all such actions and do all such things as are necessary or desirable to enable and permit the holders of such LLC Interests to participate in such Pubco Offer to the same extent as or on an economically equivalent basis with the holders of shares of Class A common stock, provided that in no event shall any holder of LLC Interests be entitled to receive aggregate consideration for each common unit that is greater than the consideration payable in respect of each share of Class A common stock pursuant to the Pubco Offer.

Recapitalization. The Flowco LLC Agreement recapitalized the units currently held by the existing members of Flowco LLC into a new single class of common units, which we refer to as LLC Interests. Each common unit entitled the holder to a pro-rata share of the net profits and net losses and distributions of Flowco LLC.

Maintenance of One-to-one Ratio between Shares of Class A Common Stock and LLC Interests Owned by the Company, and One-to-one Ratio between Shares of Class B Common Stock and LLC Interests Owned by Continuing Equity Owners. Except as otherwise determined by us, the Flowco LLC Agreement requires Flowco LLC to take all actions with respect to its LLC Interests, including issuances, reclassifications, distributions, divisions or recapitalizations, such that (i) we at all times maintain a ratio of one common unit owned by us, directly or indirectly, for each share of Class A common stock issued and outstanding, and (ii) Flowco LLC at all times maintains (a) a one-to-one ratio between the number of shares of Class A common stock issued and outstanding and the number of LLC Interests owned by us and (b) a one-to-one ratio between the number of shares of Class B common stock issued and outstanding and the number of LLC Interests owned by the Continuing Equity Owners and their permitted transferees, collectively. This ratio requirement disregards (i) shares of our Class A common stock under unvested options issued by us, (ii) treasury stock, and (iii) preferred stock or other debt or equity securities (including warrants, options or rights) issued by us that are convertible into or exercisable or exchangeable for shares of Class A common stock, except to the extent we have contributed the net proceeds from such other securities, including any exercise or purchase price payable upon conversion, exercise or exchange thereof, to the equity capital of Flowco LLC. If we issue, transfer or deliver from treasury stock or repurchase shares of Class A common stock in a transaction not contemplated by the Flowco LLC Agreement, we as manager of Flowco LLC have the authority to take all actions such that, after giving effect to all such issuances, transfers, deliveries or repurchases, the number of outstanding LLC Interests we own equals, on a one-for-one basis, the number of outstanding shares of Class A common stock. If we issue, transfer or deliver from treasury stock or repurchase or redeem any of our preferred stock in a transaction not contemplated by the Flowco LLC Agreement, we as manager have the authority to take all actions such that, after giving effect to all such issuances, transfers, deliveries repurchases or redemptions, we hold (in the case of any issuance, transfer or delivery) or cease to hold (in the case of any repurchase or redemption) equity interests in Flowco LLC which (in our good faith determination) are in the aggregate substantially equivalent to our preferred stock so issued, transferred, delivered, repurchased or redeemed. Flowco LLC is prohibited from undertaking any subdivision (by any split of units, distribution of units, reclassification, recapitalization or similar event) or combination (by reverse split of units, reclassification, recapitalization or similar event) of the LLC Interests that is not accompanied by an identical subdivision or combination of (i) our Class A common stock to maintain at all times a one-to-one ratio between the number of LLC Interests owned by us and the number of outstanding shares of our Class A common stock and (ii) our Class B common stock to maintain at all times a one-to-one ratio between the number of LLC Interests owned by the Continuing Equity Owners and their permitted transferees, collectively, and the number of outstanding shares of our Class B common stock, as applicable, in each case, subject to exceptions.

Issuance of LLC Interests upon Exercise of Options or Issuance of Other Equity Compensation. Upon the exercise of options issued by us (as opposed to options issued by Flowco LLC), or the issuance of other types of equity compensation by us (such as the issuance of restricted or non-restricted stock, payment of bonuses in stock or settlement of stock appreciation rights in stock), we have the right to acquire from Flowco LLC a number of LLC Interests equal to the number of our shares of Class A common stock being issued in connection with the exercise of such options or issuance of other types of equity compensation. When we issue shares of Class A common stock in settlement of stock options granted to persons that are not officers or employees of Flowco LLC or its subsidiaries, we will make, or be deemed to make, a capital contribution in Flowco LLC equal to the aggregate value of such shares of Class A common stock and Flowco LLC will issue to us a number of LLC Interests equal to the number of shares we issued. When we issue shares of Class A common stock in settlement of stock options granted to persons that are officers or employees of Flowco LLC or its subsidiaries, then we will be deemed to have sold directly to the person exercising such award a portion of the value of each share of Class A common stock equal to the exercise price per share, and we will be deemed to have sold directly to Flowco LLC (or the applicable subsidiary of Flowco LLC) the difference between the exercise price and market price per share for each such share of Class A common stock. In cases where we grant other types of equity compensation to employees of Flowco LLC or its subsidiaries, on each applicable vesting date we will be deemed to have sold to Flowco LLC (or such subsidiary) the number of vested shares at a price equal to the market price per share, Flowco LLC (or such subsidiary) will deliver the shares to the applicable person, and we will be deemed to have made a capital contribution in Flowco LLC equal to the purchase price for such shares in exchange for an equal number of LLC Interests.

Dissolution. The Flowco LLC Agreement provides that the consent of Flowco Holdings, as the managing member of Flowco LLC, and members holding a majority of the voting units is required to voluntarily dissolve Flowco LLC. In addition to a voluntary dissolution, Flowco LLC will be dissolved upon the entry of a decree of judicial dissolution or other circumstances in accordance with Delaware law. Upon a dissolution event, the proceeds of a liquidation will be distributed in the following order: (i) first, to pay the expenses of winding up Flowco LLC; (ii) second, to pay debts and liabilities owed to creditors of Flowco LLC, other than members; and (iii) third, to the members pro-rata in accordance with their respective percentage ownership interests in Flowco LLC (as determined based on the number of LLC Interests held by a member relative to the aggregate number of all outstanding LLC Interests).

Confidentiality. We, as manager, and each member agree to maintain the confidentiality of Flowco LLC’s confidential information. This obligation excludes information independently obtained or developed by the members, information that is in the public domain or otherwise disclosed to a member, in either such case not in violation of a confidentiality obligation of the Flowco LLC Agreement or approved for release by written authorization of the certain designated officers of either Flowco Holdings or Flowco LLC.

Indemnification. The Flowco LLC Agreement provides for indemnification of the manager, members and officers of Flowco LLC and their respective subsidiaries or affiliates.

Common Unit Redemption Right. The Flowco LLC Agreement provides a redemption right to the Continuing Equity Owners which will entitle them to have their LLC Interests redeemed for, at our election (as determined by at least two of our independent directors (within the meaning of the rules of the NYSE)), newly-issued shares of our Class A common stock on a one-for-one basis or, to the extent there is cash available from a secondary offering, a cash payment equal to a volume weighted average market price of one share of Class A common stock for each LLC interest so redeemed, in each case in accordance with the terms of the Flowco LLC Agreement; provided that, at our election, we may effect a direct exchange by Flowco Holdings of such Class A common stock or such cash, as applicable, for such LLC Interests. The Continuing Equity Owners may exercise such redemption right, subject to certain exceptions and reasonable timing procedures, for as long as their LLC Interests remain outstanding. In connection with the exercise of the redemption or exchange of LLC Interests (i) the Continuing Equity Owners will be required to surrender a number of shares of our Class B common stock registered in the name of such redeeming or exchanging Continuing Equity Owner, and therefore, will be transferred to the Company and will be canceled for no consideration on a one-for-one basis with the number of LLC Interests so redeemed or exchanged and (ii) all redeeming members will surrender LLC Interests to Flowco LLC for cancellation.

Each Continuing Equity Owner’s redemption rights will be subject to certain customary limitations, including the expiration of any contractual lock-up period relating to the shares of our Class A common stock that may be applicable to such Continuing Equity Owner and the absence of any liens or encumbrances on such LLC Interests redeemed. Additionally, in the case we elect a cash settlement, such Continuing Equity Owner may rescind its redemption request within a specified period of time. Moreover, in the case of a settlement in Class A common stock, such redemption may be conditioned on the closing of an underwritten distribution of the shares of Class A common stock that may be issued in connection with such proposed redemption. In the case of a settlement in Class A common stock, such Continuing Equity Owner may also revoke or delay its redemption request if the following conditions exist: (i) any registration statement pursuant to which the resale of the Class A common stock to be registered for such Continuing Equity Owner at or immediately following the consummation of the redemption shall have ceased to be effective pursuant to any action or inaction by the SEC or no such resale registration statement has yet become effective; (ii) we failed to cause any related prospectus to be supplemented by any required prospectus supplement necessary to effect such redemption; (iii) we exercised our right to defer, delay or suspend the filing or effectiveness of a registration statement and such deferral, delay or suspension shall affect the ability of such Continuing Equity Owner to have its Class A common stock registered at or immediately following the consummation of the redemption; (iv) such Continuing Equity Owner is in possession of any material non-public information concerning us, the receipt of which results in such Continuing Equity Owner being prohibited or restricted from selling Class A common stock at or immediately following the redemption without disclosure of such information (and we do not permit disclosure); (v) any stop order relating to the registration statement pursuant to which the Class A common stock was to be registered by such Continuing Equity Owner at or immediately following the redemption shall have been issued by the SEC; (vi) there shall have occurred a material disruption in the securities markets generally or in the market or markets in which the Class A common stock is then traded; (vii) there shall be in effect an injunction, a restraining order or a decree of any nature of any governmental entity that restrains or prohibits the redemption; (viii) we shall have failed to comply in all material respects with our obligations under the Registration Rights Agreement, and such failure shall have affected the ability of such Continuing Equity Owner to consummate the resale of the

Class A common stock to be received upon such redemption pursuant to an effective registration statement; or (ix) the redemption date would occur three business days or less prior to, or during, a black-out period.

The Flowco LLC Agreement requires that in the case of a redemption by a Continuing Equity Owner we contribute cash or shares of our Class A common stock, as applicable, to Flowco LLC in exchange for an amount of newly-issued LLC Interests that will be issued to us equal to the number of LLC Interests redeemed from the Continuing Equity Owner. Flowco LLC will then distribute the cash or shares of our Class A common stock, as applicable, to such Continuing Equity Owner to complete the redemption. In the event of an election by a Continuing Equity Owner, we may, at our option, effect a direct exchange by Flowco Holdings of cash or our Class A common stock, as applicable, for such LLC Interests in lieu of such a redemption. Whether by redemption or exchange, we are obligated to ensure that at all times the number of LLC Interests that we own equals the number of our outstanding shares of Class A common stock (subject to certain exceptions for treasury shares and shares underlying certain convertible or exchangeable securities).

Amendments. In addition to certain other requirements, our consent, as manager, and the consent of members holding a majority of the LLC Interests then outstanding and entitled to vote (excluding LLC Interests held directly or indirectly by us) will generally be required to amend or modify the Flowco LLC Agreement.

Company Redemption Right. The Flowco LLC Agreement provides that we have the right under certain circumstances to cause a mandatory redemption or exchange of all outstanding LLC Interests (other than the LLC Interests we own). In addition, under certain circumstances, we have the right to cause a mandatory redemption or exchange of all outstanding LLC Interests held by any Continuing Equity Owner that holds less than 1% of the LLC Interests then outstanding (excluding LLC Interests we directly or indirectly hold).

Stockholders Agreement

Under the Stockholders Agreement, (i) GEC has the right to designate two (2) of our directors, or the “GEC Directors,” for as long as GEC and its affiliates (the “GEC Affiliates”) beneficially own, directly or indirectly, in the aggregate at least 20% of our issued and outstanding Class A common stock (assuming that all outstanding LLC Interests in Flowco LLC are redeemed for newly issued shares of our Class A common stock on a one-for-one basis) (our “Deemed Outstanding Class A Shares”) and if at any time the GEC Affiliates beneficially own, directly or indirectly, in the aggregate less than 20% and at least 10% of our Deemed Outstanding Class A Shares, GEC has the right to designate one (1) of our directors, and (ii) White Deer has the right to designate one (1) of our directors, or the “White Deer Director,” which is the White Deer Director for as long as White Deer beneficially owns, directly or indirectly, in the aggregate, at least 10% of our Deemed Outstanding Class A Shares. The current directors are Jonathan B. Fairbanks and Alexander Chmelev, as the GEC Directors, Ben A. Guill, as the White Deer Director, Joseph R. Edwards, our CEO, and three independent directors mutually agreed by GEC and White Deer.

After the IPO, (i) for so long as the GEC Affiliates beneficially own, directly or indirectly, in the aggregate at least 30% of our Deemed Outstanding Class A Shares, GEC will be entitled to designate for nomination by the Board of Directors in any applicable election, that number of individuals who satisfy specified NYSE and SEC independent requirements (the “Independence Requirements”), which, assuming all such individuals are successfully elected to the board, when taken together with any incumbent independent director initially designated at the closing of this offering or subsequently designated for nomination by GEC (an “Independent Director”) not standing for election in such election, would result in there being at least three (3) Independent Directors on the Board (and to designate for nomination by the Board in any applicable election any other directors intended to qualify as Independent Directors), and (ii) if at any time, the GEC Affiliates beneficially own, directly or indirectly, in the aggregate less than 30% but at least 20% of the Deemed Outstanding Class A Shares, GEC became entitled to designate for nomination by the Board in any applicable election that number of individuals who each satisfy the Independence Requirements, which, assuming all such individuals are successfully elected to the Board, when taken together with any incumbent Independent Director not standing for election in such election, would result in there being two (2) Independent Director serving on the Board. Individuals designated by GEC as Independent Directors do not count against the number of GEC Directors that may be designated. GEC is not entitled to designate any individuals as Independent Directors if at any time the GEC Affiliates beneficially own, directly or indirectly, less than 20% of the Deemed Outstanding Class A Shares.

Each of GEC, White Deer, and affiliates party to the Stockholders Agreement, and their permitted transferees, also agreed to vote, or caused to vote, all of their outstanding shares of our Class A common stock and Class B common stock at any annual or special meeting of stockholders in which directors are elected, so as to cause the election of the GEC Directors and White Deer Director. Additionally, pursuant to the Stockholders Agreement, we shall take all commercially reasonable actions to cause (i) the Board of Directors to be comprised of at least seven (7) and not more than eight (8) directors or such other number of directors as our Board of Directors may determine; (ii) the individuals designated in accordance with the terms of the Stockholders Agreement to be included in the slate of nominees to be elected to the Board of Directors at the next annual or special meeting of our stockholders at which directors are to be elected and at each annual meeting of our stockholders thereafter at which a director’s term expires; and (iii) the individuals designated in accordance with the terms of the Stockholders Agreement to fill the applicable vacancies on the Board of Directors. The Stockholders Agreement allows for the Board of Directors to reject the nomination, appointment or election of a particular director if such nomination, appointment or election would constitute a breach of the Board of Directors’ fiduciary duties to our stockholders or does not otherwise comply with any requirements of our amended and restated certificate of incorporation or our amended and restated bylaws or the charter for, or related guidelines of, the Board of Directors’ nominating and corporate governance committee. Jonathan B. Fairbanks serves as the initial Chairperson of the Board for his initial term (or for such longer period as GEC Affiliates beneficially own at least 10% of the Deemed Outstanding Class A Shares), after which the Chairperson of the Board shall be determined in accordance with the Stockholders Agreement and our bylaws. For so long as GEC Affiliates beneficially own, at least 20% of the Deemed Outstanding Class A Shares, with respect to any committee of directors established by the Board, the Stockholders Agreement provides that we will cause each Board committee to include (and the Board to designate to such committee), one GEC Director (or, in the absence of such inclusion, to require the inclusion of an Independent Director specified by GEC) on any committee, subject to such person meeting applicable requirements for service on such committee under applicable NYSE and SEC rules. See “Management—Composition of our Board of Directors.”

In addition, the Stockholders Agreement provides that we do not take, and do not cause our subsidiaries not to take, certain actions (whether by merger, consolidation or otherwise) without the prior written approval of GEC, for as long as GEC Affiliates beneficially own, directly or indirectly, in the aggregate 10% or more of the Deemed Outstanding Class A Shares, and White Deer, for as long as White Deer Affiliates beneficially own, directly or indirectly, in the aggregate 10% or more of the Deemed Outstanding Class A Shares, including:

•
the reorganization, recapitalization, voluntary bankruptcy, liquidation, dissolution or winding-up of Flowco Holdings, Flowco LLC or any of their respective subsidiaries;
•
the (i) resignation, replacement or removal of Flowco Holdings as the sole manager of Flowco LLC or (ii) appointment of any additional person as a manager of Flowco LLC;
•
the creation of a new class or series of capital stock or equity securities of Flowco Holdings, Flowco LLC or any of their respective subsidiaries;
•
any amendment or modification of the organizational documents of Flowco Holdings (other than in connection with a merger or acquisition in which Class A common stock is exchanged for cash and/or marketable securities of another entity listed on a national stock exchange);
•
any increase or decrease of the size of the Board below seven (7) or above eight (8);
•
any material change to the primary nature of Flowco Holdings’ and its subsidiaries’ business; or
•
any agreement, authorization or commitment to do any of the foregoing.

The Stockholders Agreement also provides for an observer right to a GEC-designated individual based on continued ownership by former members of Flowco Production Solutions, LLC. The Stockholders Agreement will terminate upon the earlier to occur of (i) each of the GEC parties and White Deer parties cease to beneficially own, directly and indirectly, any shares of our Class A common stock or Class B common stock or (ii) by unanimous consent of us, GEC and White Deer.

Registration Rights Agreement

We entered into a Registration Rights Agreement with the Continuing Equity Owners and the Blocker Shareholders in connection with the IPO. The Registration Rights Agreement provides that we agree to use our reasonable best efforts to file, on or prior to the first business day that is at least 181 days following the consummation of our initial public offering, a registration statement registering the sale of our Class A common stock issuable to or held by the Continuing Equity Owners and the Blocker Shareholders and to use our reasonable best efforts to have such registration statement declared effective as a promptly as reasonably practicable thereafter. We will also thereafter be required to maintain an effective registration statement or to cause the registration statement to regain effectiveness in the event that it ceases to be effective. Certain of the Continuing Equity Holders and Blocker Shareholders will be entitled to initiate underwritten offerings, subject to certain customary limitations. The Registration Rights Agreement will also provide for customary “piggyback” registration rights for all parties to the agreement.

Director and Officer Indemnification and Insurance

We have entered into separate indemnification agreements with each of our directors and executive officers. We have also purchased directors’ and officers’ liability insurance.

Our Policy Regarding Related Party Transactions

Our Board of Directors adopted a written related person transaction policy, effective at the IPO, setting forth the policies and procedures for the review and approval or ratification by our Audit Committee of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds $120,000 in any fiscal year and a related person had, has or will have a direct or indirect material interest, including without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction. All of the transactions described in this section occurred prior to the adoption of this policy.

Share Repurchase

On March 19, 2026, we entered into an underwriting agreement with certain affiliates of GEC Advisors LLC as selling stockholders and the representatives of the underwriters named therein, relating to the sale of 7,800,000 shares of our Class A common stock by the selling stockholders in a registered public offering. In connection with the offering, we agreed to purchase from the underwriters 780,000 shares of our Class A common stock at the price per share received by the selling stockholders in the offering (the “Share Repurchase”), or $21.175 per share. The closing of the offering and the Share Repurchase occurred on March 23, 2026. We funded the Share Repurchase with cash funded by our available borrowings, and the shares of Class A common stock repurchased in the Share Repurchase were cancelled.

The audit committee of our Board, consisting solely of independent and disinterested directors with respect to the Share Repurchase and the selling stockholders, approved the Share Repurchase pursuant to authority delegated by the Board. The Share Repurchase was completed pursuant to our existing share repurchase program.

PROPOSAL TWO: APPROVAL OF THE ADOPTION OF THE EMPLOYEE STOCK PURCHASE PLAN

Overview

At the Annual Meeting, we are asking stockholders to approve the Flowco Holdings Inc. Employee Stock Purchase Plan (the “ESPP”). The ESPP was approved by the Board of Directors on February 24, 2026, subject to stockholder approval of this proposal at the Annual Meeting.

The approval of the ESPP will assist eligible employees of the Company and certain designated subsidiaries of the Company in acquiring a stock ownership interest in the Company and allow the Company to retain existing employees, recruit and retain new employees and align and increase the interest of all employees in the success of the Company.

The Company does not intend that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and the ESPP shall be interpreted in a manner that is consistent with that intent.

Material Terms of the Employee Stock Purchase Plan

The following description of the material terms of the ESPP is intended to be a summary only. The summary is qualified in its entirety by the full text of the ESPP, which is attached hereto as Appendix A to our Proxy Statement.

Effective Date and Duration

The ESPP shall be implemented by a series of offering periods, the first of which will commence on July 1, 2026, subject to approval by the Company’s stockholders at the Annual Meeting. The ESPP will terminate automatically on May 7, 2036, however, the Committee (as defined in the ESPP) may at any time amend, revise or terminate the ESPP for any purposes. Certain amendments, such as amendments increasing the number of shares of common stock available under the ESPP, will not be effective unless approved by stockholders.

Plan Administration

The ESPP will be administered by a “Committee.” The Compensation Committee, any successor thereto, a subcommittee thereof, or such other committee designated by the Board of Directors, will generally constitute this Committee; provided, however, in each case, the Committee will consist of two or more members of the Board of Directors, each of whom is intended to be (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act, and (ii) if the Company ceases to constitute a “controlled company” for purposes of the New York Stock Exchange, “independent” within the meaning of the rules of the New York Stock Exchange or, if the Class A common stock is not listed on the New York Stock Exchange, within the meaning of the rules of the principal stock exchange on which the Class A common stock is then traded. However, to the extent not prohibited by applicable law, the Committee may appoint one or more officers or employees to carry out some or all of its responsibilities under the ESPP. Where applicable, references to the “Committee” in the summary below will be deemed to refer to any such appointee of the Compensation Committee. Additionally, the Board may at any time exercise the rights and duties of the Committee under the ESPP, except with respect to matters which under applicable law are required to be determined in the sole discretion of the Compensation Committee or a committee of independent directors.

Subject to the express provisions of the ESPP and applicable law, the Committee’s administrative authorities include, among other things: the designation of entities and participants eligible to participate in the ESPP, the determination of contribution rates and other terms for eligible participants, the ability to appoint a broker to manage participant accounts under the ESPP, the authority to adopt rules necessary for administration of the ESPP, and the authority to interpret and construe the ESPP in its sole discretion.

Amendment of the ESPP

The Committee may amend the ESPP in its sole discretion at any time for any reason, except that any amendment that requires stockholder approval under applicable law must be approved by the Board and then submitted to our stockholders for approval.

Termination of the ESPP

Assuming the ESPP is approved by our stockholders, it will terminate by its terms on May 7, 2036. However, the Committee may suspend or terminate the ESPP in its discretion at any earlier time for any reason.

Participants

Generally, any full-time employee of the Company or a participating subsidiary will be eligible to participate if the employee: (i) has been continuously employed for more than 90 days (or such longer period, not to exceed two years, as determined by the Committee prior to a particular offering period), and (ii) is customarily employed for at least 30 hours per week and for more than five months in any calendar year; provided, however, that no individual who is subject to the disclosure requirements of Section 16(a) of the Exchange Act may be eligible to participate unless otherwise determined by the Committee.

Notwithstanding the foregoing, the Committee may exclude from participation in the ESPP or any offering employees who are (i) “highly compensated employees” (within the meaning of Section 414(q) of the Internal Revenue Code) with compensation above a certain level or who are officers or (ii) citizens or residents of a foreign jurisdiction where the grant of an option under the ESPP to such employee would be prohibited under the laws of the foreign jurisdiction, as determined by the Committee in its discretion.

Additionally, no employee may be granted an option to purchase shares under the ESPP if (i) such employee immediately after the grant would own capital stock of the Company or options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary, or (ii) to the extent the option would permit the employee’s rights to purchase shares under all of our employee stock purchase plans to accrue at a rate exceeding USD 25,000 of the fair market value of such stock (determined as of the option grant date) for each calendar year in which the option is outstanding.

As of March 23, 2026, the Company and its subsidiaries employed approximately 1,417 individuals, approximately 1,340 of which would be eligible to participate in the ESPP, to the extent that (i) the individual is employed by the Company, or a subsidiary that is designated by the Committee to participate in the ESPP, and (ii) the individual meets the applicable eligibility requirements.

Shares Available under the ESPP

The total number of shares that may be issued under the ESPP is 500,000 shares, subject to adjustment for stock splits and similar events. Shares issued under the ESPP may be newly issued shares, treasury shares or shares purchased on the open market.

The maximum number of shares of common stock that can be purchased during any one calendar year is that number of shares having a fair market value of $25,000, as determined on the grant date or dates. The number of shares to be purchased with respect to any offering will be determined by dividing (a) such participant’s payroll deductions accumulated prior to such purchase date and retained in the participant’s account as of the purchase date, by (b) the applicable purchase price (rounded down to the nearest share), subject to the maximum number of shares provided above.

The market value of a share of Class A common stock as of the close of trading on March 23, 2026 was $21.93.

Terms and Conditions of Options

The ESPP provides for offering periods which occur each year during (i) the six-month period starting on January 1 and ending on June 30 of such year, and (ii) the six-month period starting on July 1 and ending on December 31 of such year. The first offering period will commence on July 1, 2026, subject to stockholder approval. The Committee shall have the authority to change the duration, frequency, start and end dates of offering periods, provided that no offering period may be longer than 27 months.

Eligible employees may elect to become participants in the ESPP by completing an enrollment form and submitting it to the Company in accordance with the enrollment procedures established by the Administrator for the applicable offering period. By submitting an enrollment form, an eligible employee elects to have contributions made in an amount equal to a whole percentage of employee’s compensation (no less than 1% and no greater than 15% (or such other maximum percentage as the Administrator may establish from time to time before an offering period begins)), on each pay day occurring during an offering period. Unless otherwise determined by the Committee before a particular offering period, “compensation” for purposes of the ESPP generally includes base salary and base wages (including overtime) before deduction for any salary deferral contributions made by the employee to a 401(k) plan, a nonqualified deferred compensation plan, or a cafeteria plan. Unless otherwise determined by the Committee, a participant’s contribution rate will generally automatically remain in effect for future offering periods, if the participant doesn’t change it.

On the first trading day of the offering period (the “offering date”), each participant will be granted an option to purchase, on the last trading day of the offering period (the “purchase date”), a number of shares determined by dividing their accumulated contributions by the applicable purchase price. On the purchase date, a participant’s option to purchase shares will be exercised automatically and the participant’s accumulated contributions will be used to purchase the maximum number of whole shares. The purchase price for each share will be the lower of (1) 85% of the fair market value of a share on the offering date and (2) 85% of the fair market value of a share on the purchase date. However, prior to an offering period, the Committee may (1) increase the percentage above and/or (2) change the purchase price so that it means an amount equal to the prescribed percentage of the (i) the fair market value of a share on the offering date or (ii) the fair market value of a share on the purchase date. No participant may purchase more than 10,000 shares (subject to certain adjustments, as described below under the heading “Adjustments”) in a particular offering period (which number may be modified by the Committee prior to a particular offering).

As soon as reasonably practicable after the purchase date for an offering period, we will arrange for the delivery to each participant of the shares purchased upon exercise of the participant’s option. Unless otherwise determined by the Committee, the shares will be deposited directly into a share account established by a designated broker and maintained on the participant’s behalf, and may not be transferred out of the share account (i) for a two year period (or such other period as determined by the Committee, which may be “indefinitely”) or (ii) until an earlier disposition of the shares. In addition, unless otherwise determined by the Committee, participants are restricted from disposing of shares acquired under the ESPP for six months after the purchase date (or such other period determined by the Committee, which may not exceed the longer of two years from the offering date or one year from the purchase date.)

If an offering is over-subscribed, the Committee will reduce the number of shares each participant can purchase in a pro rata manner.

If the ESPP is terminated, the Committee may elect to terminate any outstanding offering period either immediately, or after shares have been purchased on the last trading day of the offering period (which may, in the discretion of the Committee, be accelerated) and all amounts that have not been used to purchase shares will then be returned to participants.

Withdrawal and Termination of Employment

Participants may elect to withdraw from an offering and receive accumulated contributions that have not yet been used to purchase shares by submitting a revised enrollment form to the Company at least 15 days prior to the purchase date (or such other period as determined by the Committee). No contributions will be made for future offering periods unless the participant re-enrolls in the ESPP. Participants who terminate employment for any reason before the end of an offering period will be deemed to have withdrawn from the ESPP and accumulated contributions that have not yet been used to purchase shares will be returned to the participant.

Adjustments

In the event that any dividend or other distribution (whether in the form of cash, shares, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, or exchange of our shares or our other securities, or other change in our structure affecting our shares occurs, then in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the ESPP, our Committee will, in such manner as it deems equitable, adjust the number and class of shares that may be delivered under the ESPP, the purchase price per share and the number of shares covered by each outstanding option under the ESPP, and certain numerical limits in the ESPP.

Corporate Transactions

In the event of a merger, consolidation, acquisition of property or stock, separation, reorganization, or other corporate event described in Section 424 of the Internal Revenue Code, each outstanding option will be assumed or an equivalent option substituted by the successor corporation, or a parent, or subsidiary of such successor corporation. If the successor corporation refuses to assume or substitute the option, the offering period with respect to which the option relates will be shortened by setting a new purchase date that occurs before the date of the applicable transaction.

Miscellaneous

Contributions, rights with respect to the exercise of an option, and rights to receive shares under the ESPP are generally not transferable during a participant’s lifetime. In the event of a participant’s death, the Company will deliver any accumulated contributions to the participant’s designated beneficiary, or, if the participant has not designated a beneficiary, the executor or administrator of the participant’s estate.

A participant in the ESPP who is granted an option will have none of the rights or privileges of a stockholder of the Company unless and until shares are delivered to the participant upon the exercise of the option.

To the extent required by applicable law, a participant must make arrangements satisfactory to the Company for the payment of any withholding or similar tax or other obligations that arise in connection with the ESPP.

U.S. Federal Income Tax Consequences

The following describes the federal income tax consequences of participation in the ESPP. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. It is only a summary and does not address all aspects of taxation that may be relevant to a particular participant, according to the participant’s personal circumstances. Participants should consult with their personal tax and legal advisors concerning the application of the principles described below to their own situations. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality.

The ESPP is designed to provide eligible employees with an opportunity to acquire an interest in the Company through the purchase of shares of common stock, but it is not intended to qualify as an “employee stock purchase plan” under Section 423 of the Code.

For federal income tax purposes, a participant generally will not recognize taxable income on the grant of the right to purchase and acquire shares under the ESPP, nor will the Company be entitled to any deduction at that time. Upon the purchase of shares under the ESPP, a participant will generally recognize ordinary income in the amount equal to the difference between the fair market value of the shares on the purchase date and the purchase price paid for the shares. The Company will be entitled to a corresponding deduction. A participant’s basis in the purchased shares, for purposes of determining the participant’s gain or loss on subsequent disposition of such shares of Class A common stock, generally, will be equal to the fair market value of the shares on the purchase date.

Upon the subsequent sale of the shares acquired under the ESPP, the participant will recognize capital gain or loss (long-term or short-term, depending on how long the shares were held following the date of purchase for shares).

The above is a general summary under current law of the material federal income tax consequences to an employee who participates in the ESPP. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary above does not discuss all aspects of federal income taxation that may be relevant in light of a participant’s personal circumstances. Further, this summarized tax information is not tax advice and a participant in the ESPP should rely on the advice of his or her legal and tax advisors.

Tax Consequences Outside the U.S.

Tax consequences for non-US participants may vary by jurisdiction.

New Plan Benefits

The actual number of shares that may be purchased by any individual under the ESPP is not determinable in advance because the number is generally calculated using the contributed amount and the purchase price.

Equity Compensation Plan Information

If the ESPP is approved by our stockholders at our Annual Meeting, then the Company intends to register shares issuable under the ESPP on a Form S-8 Registration Statement filing with the SEC prior to the occurrence of the first purchase date.

Vote Required

Approval of the proposal to adopt the ESPP requires the affirmative vote of the holders of a majority of the voting power of the shares of common stock and preferred stock, voting together as a single class, present in person or represented by proxy and entitled to vote on the subject matter. You may vote “for” or “against” this proposal or you may abstain from voting on this proposal. Abstentions will count the same as votes against this proposal. Broker non-votes will have no effect on the outcome of this proposal.

Interests of Certain Persons

Executive officers that are subject to disclosure requirements of Section 16(a) of the Exchange Act are not eligible to participate in the ESPP unless otherwise determined by the Committee. Thus, if the Committee allows, they may receive benefits under the ESPP if approved by our stockholders. The benefits that may be received under the ESPP are not currently determinable.

Board Recommendation

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR" THE ADOPTION OF THE ESPP.

PROPOSAL THREE: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PwC served as our independent registered public accounting firm in 2025, and the Audit Committee has reappointed PwC as the Company’s independent registered public accounting firm to audit the financial statements of the Company for the year ending December 31, 2026. PwC was originally selected as the independent registered public accounting firm by our predecessor Estis in 2019 and has served in that capacity since.

The Audit Committee is responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm and such firm reports directly to the Audit Committee. The Audit Committee annually evaluates PwC’s qualifications, performance, and independence in connection with its determination as to whether to retain PwC.

The members of the Audit Committee and the Board believe that continued retention of PwC as the Company’s independent registered public accounting firm is in the best interests of the Company and its stockholders. Although stockholder approval is not required for the appointment of our independent registered public accounting firm, we are requesting such ratification because we believe it is a matter of good corporate practice. This proposal is considered a “routine” matter, and therefore, if a broker holds your shares and you do not provide voting instructions, your broker will have discretionary authority to vote your shares on this matter. Abstentions will count the same as votes against this proposal.

Representatives of PwC attended all regularly scheduled meetings of the Audit Committee meeting in 2025 and have unrestricted access to the Audit Committee to discuss audit findings and other financial matters. We expect that a representative of PwC will attend the Annual Meeting to answer appropriate questions and may also make a statement if they so desire.

Fees Paid to PwC

The following table summarizes the fees billed by PwC to us for audit services and other services during the years ended December 31, 2025 and 2024 (in thousands):

Fee Category	2025	2024
Audit fees	$2,098	$4,207
Audit-related fees	—	—
Tax fees	177	1,960
All other fees	—	—
Total	$2,275	$6,167

The Audit Committee’s policies and procedures require that the Audit Committee pre-approve audit and permissible non-audit and tax services provided to the Company by its independent auditor, except where pre-approval is not required because such non-audit services are de minimis under the rules of the SEC, in which case subsequent approval may be obtained. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Audit Committee at its scheduled meetings. For additional information concerning the Audit Committee and its activities with PwC, see “Audit Committee Report” contained in this Proxy Statement.

Board Recommendation

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR" THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT ACCOUNTING FIRM OF THE COMPANY.

AUDIT COMMITTEE REPORT

Pursuant to rules adopted by the SEC designed to improve disclosures related to the functioning of corporate audit committees and to enhance the reliability and credibility of financial statements of public companies, the Audit Committee of our Board of Directors submits the following report:

Audit Committee Report to Stockholders

The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The Audit Committee is composed of three directors, each of whom meet the independence and the financial literacy requirements of the NYSE and additional, heightened independence criteria applicable to members of the Audit Committee under SEC and NYSE rules. The Audit Committee operates under a written charter approved by the Board of Directors and held six meetings during 2025. A copy of the Audit Committee’s charter is available on the Company’s website at www.flowco-inc.com by choosing the “Investor Relations” link then clicking on the “Corporate Governance” section.

Management is responsible for the Company’s internal controls over financial reporting, disclosure controls and procedures and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting in accordance with Public Company Accounting Oversight Board (“PCAOB”) standards and to issue reports thereon. The Audit Committee’s responsibility is to monitor and oversee these processes, including the activities of the Internal Audit function. The Audit Committee has established a mechanism to receive, retain and process complaints on auditing, accounting and internal control issues, including the confidential, anonymous submission by employees, vendors, customers and others of concerns on questionable accounting and auditing matters.

In connection with these responsibilities, the Audit Committee met with management and the independent registered public accounting firm to review and discuss the audited financial statements for the year ended December 31, 2025. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. In addition, the Audit Committee received and reviewed the written disclosures and the letter from PwC required by the applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with PwC its independence.

Based upon the Audit Committee’s reviews and discussion referenced above, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, which was filed with the SEC on February 26, 2026.

The Audit Committee also has appointed, subject to stockholder ratification, PwC as the Company’s independent registered public accounting firm for fiscal year 2026.

Respectfully submitted,
THE AUDIT COMMITTEE

Cynthia L. Walker, Chairperson
Paul W. Hobby
William H. White

STOCKHOLDER PROPOSALS

Stockholders wishing to submit a proposal under Rule 14a-8 of the Exchange Act for inclusion in the proxy materials for our 2027 annual meeting of stockholders, the proposal must be received by our Secretary at 1300 Post Oak Blvd., Suite 450, Houston, Texas 77056, on or before November 27, 2026. Such proposals must also meet the other requirements and procedures prescribed by Rule 14a-8 under the Exchange Act relating to stockholders’ proposals.

Stockholders wishing to present a proposal at the 2027 annual meeting of stockholders, without having the proposal included in our proxy materials, or who wish to submit a nominee for election as a director at the 2027 annual meeting of stockholders, must comply with Section 1.16 of our amended and restated bylaws, including the notice provisions therein. To be timely, the notice must be received by our Secretary at 1300 Post Oak Blvd., Suite 450, Houston, Texas 77056, not later than the close of business on February 6, 2027, or earlier than January 7, 2027; provided, however, that the date of the 2027 annual meeting of stockholders is more than 30 days prior to, or more than 60 days after, the first anniversary of the date of the preceding year’s annual meeting to be timely, a stockholder’s notice must be so received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting and (ii) the tenth day following the day on which public disclosure of the date of the meeting is first made by the Company.

In addition to satisfying the foregoing requirements under our bylaws, including the notice deadline set forth above, to comply with universal proxy rules, stockholders who intend to solicit proxies in support of director nominations other than the Company’s director nominees must also comply with the additional requirements of Rule 14a-19(b) under the Exchange Act.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

We are providing the Notice of the Annual Meeting, this Proxy Statement and our Annual Report, by first class mail. For those stockholders who request paper copies of the foregoing documents and share the same last name and address, they may receive one copy of our Annual Report and this Proxy Statement, unless we receive contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce the volume of duplicate information and reduce printing and postage costs. Each street name stockholder receiving this Proxy Statement by mail will continue to receive a separate voting instruction form. If you would like an additional copy of our Annual Report or this Proxy Statement, these documents are available in digital form for download or review by visiting our website at www.flowco-inc.com. Alternatively, we will promptly send a copy of these documents to you without charge upon request at www.investorrelations.com/floc, by email at paper@investorelections.com or by calling (866) 648-8133. If you would like to revoke your consent to householding and in the future receive your own set of proxy materials, or if your household is currently receiving multiple copies of the same items and you would like in the future to receive only a single copy at your address, please contact our Corporate Secretary at legalteam@flowco-inc.com.

OTHER MATTERS

As of the date of this Proxy Statement, the Board does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

SOLICITATION OF PROXIES

The accompanying proxy is solicited by and on behalf of our Board, whose Notice of Annual Meeting is attached to this proxy statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, and e-mail by our directors, officers and other employees who will not receive additional compensation for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians and other fiduciaries, and we will reimburse these persons for their reasonable expenses in connection with these activities. We have engaged with BetaNXT to assist with the solicitation of proxies for an estimated fee of $27,000 plus expenses.

CERTAIN DEFINITIONS

In connection with the closing of our initial public offering of Class A common stock on January 17, 2025 (the “IPO”), we effected certain organizational transactions which we refer to as the “Transactions.” As used in this proxy statement, unless otherwise indicated, references to:

•
“2024 Business Combination” refers to the acquisition by Flowco LLC, on June 20, 2024, of 100% of the membership interests of each of Estis Intermediate, Flowco Productions and Flogistix Intermediate, as described more fully in “Part 1. Item 1. Business – Recent Developments – 2024 Business Combination” in our Annual Report.
•
“Basis Adjustments” refers to an allocable share (and increases thereto) of existing tax basis, in Flowco LLC’s assets and tax basis adjustments with respect to such assets resulting from (a) Flowco Holdings Inc.’s purchase of LLC Interests from Flowco LLC and each Continuing Equity Owner in connection with the Transactions, (b) any future redemptions or exchanges of LLC Interests from the Continuing Equity Owners, (c) certain distributions (or deemed distributions) by Flowco LLC, and (d) payments made under the Tax Receivable Agreement (as defined in Certain Relationships And Related Person Transactions – Tax Receivable Agreement).
•
“Continuing Equity Owners” refers collectively to holders of LLC Interests and our Class B common stock immediately following consummation of the Transaction, including certain executive officers, employees and other minority investors and their respective permitted transferees who may exchange at each of their respective options, in whole or in part from time to time, their LLC Interests (along with an equal number of shares of Class B common stock (and such shares will be immediately cancelled)) for, at our election, cash or newly-issued shares of our Class A common stock.
•
“Estis” means Estis Compression, LLC, a Delaware limited liability company. Estis Compression, LLC is a wholly owned subsidiary of Estis Intermediate Holdings, LLC, and the predecessor to Flowco LLC.
•
“Estis Intermediate” means Estis Intermediate Holdings, LLC, a Delaware limited liability company and a parent company to Estis.
•
“Estis Member” means GEC Estis Holdings, LLC, as an Original Equity Owner following the 2024 Business Combination.
•
“Flogistix” means Flogistix, LP, a Texas limited partnership.
•
“Flogistix Intermediate” means Flogistix Intermediate Holdings, LLC, a Delaware limited liability company.
•
“Flogistix Member” means Flogistix Holdings, LLC, as an Original Equity Owner following the 2024 Business Combination.
•
“Flowco Holdings” refers to Flowco Holdings Inc., a Delaware corporation. Flowco Holdings was formed on July 25, 2024, and was the issuer of the Class A common stock offered and sold in the IPO.
•
“Flowco LLC” refers to Flowco MergeCo LLC, a Delaware limited liability company. Flowco LLC was formed on June 3, 2024, to effectuate the 2024 Business Combination.
•
“Flowco LLC Agreement” refers, as applicable, to Flowco LLC’s amended and restated limited liability company agreement, dated as of June 20, 2024, as in effect prior to the IPO, or to the second amended and restated limited liability company agreement dated as of January 17, 2025, and as such agreement may thereafter be amended and/or restated.
•
“Flowco MasterCo” means Flowco MasterCo LLC, a Delaware limited liability company and a wholly owned subsidiary of Flowco LLC.
•
“Flowco Productions” means Flowco Productions LLC, a Delaware limited liability company.

•
“FPS” or the “FPS Member” means Flowco Production Solutions, L.L.C., as an Original Equity Owner following the 2024 Business Combination. The FPS Member contributed substantially all of its assets to Flowco Productions immediately prior to the contribution of its equity interests in connection with the 2024 Business Combination, and for purposes of such historical financial statement presentations herein, we refer to such entity as “FPS.”
•
“IPO” refers to our initial public offering, which we consummated on January 15, 2025, and through which we offered and sold 20,470,000 shares of our Class A common stock at a price to the public of $24.00 per share, which includes the exercise in full by the underwriters of their option to purchase an additional 2,670,000 shares of our Class A common stock. The gross proceeds to us from the IPO were $491.3 million, before deducting underwriting discounts.
•
“LLC Interests” refer to the common units of Flowco LLC, including those that we purchased with a portion of the net proceeds from the IPO.
•
“Master Reorganization Agreement” refers to the Master Reorganization Agreement by and among Flowco Holdings, Flowco LLC, Estis Member, FPS Member, Flogistix Member, the Blocker Companies, the Blocker Shareholders and the other parties thereto.
•
“Original Equity Owners” refer to the owners of LLC Interests in Flowco LLC prior to the consummation of the Transactions, collectively, which consist of FPS Member, Estis Member and Flogistix Member.
•
“Section 704(c) Allocations” refers to disproportionate allocations (if any) of income and gain from inventory property held by Flowco LLC as of the date of the IPO under Section 704(c) of the Internal Revenue Code of 1986, as amended, resulting from our acquisition of LLC Interests from Flowco LLC including in connection with the Transactions.
•
“Tax Receivable Agreement” refers to the Tax Receivable Agreement entered into by and among Flowco Holdings, Flowco LLC and the Continuing Equity Owners in connection with the IPO, pursuant to which, among other things, Flowco Holdings is required to pay to each Continuing Equity Owner 85% of certain tax benefits, if any, that it realizes (or in certain cases is deemed to realize) as a result of the tax benefits provided by Basis Adjustments, Section 704(c) Allocations, and certain other tax benefits (such as interest deductions) covered by the Tax Receivable Agreement.
•
“Transactions” refers to the organizational transactions described in “The Transactions” below in this proxy statement and the IPO, and the application of the net proceeds therefrom.
•
“We,” “us,” “our,” the “Company,” and similar references refer: (i) following the consummation of the Transactions, including the IPO, to Flowco Holdings, and, unless otherwise stated, all of its direct and indirect subsidiaries, including Flowco LLC; and (ii) prior to the completion of the Transactions, including the IPO, to Flowco LLC and, unless otherwise stated, all of its direct and indirect subsidiaries, or, as applicable, our predecessors and their respective subsidiaries.
•
“White Deer” means White Deer Management LLC, a Delaware limited liability company.
•
“White Deer Affiliates” means White Deer and its affiliates.

THE TRANSACTIONS

IPO and Reorganization Transactions

In connection with the IPO and pursuant to the Master Reorganization Agreement and related documents (including an Omnibus Agreement entered into following the IPO described below), we consummated the following organizational transactions, described below, to reorganize our corporate structure:

•
We amended the Flowco LLC Agreement to, among other things, (i) recapitalize all existing ownership interests in Flowco LLC; (ii) issue non-economic member interest; and (iii) appoint Flowco Holdings as the sole managing member of Flowco LLC upon its acquisition of LLC Interests in connection with the IPO;
•
We amended and restated Flowco Holdings’ certificate of incorporation to, among other things, provide (i) for Class A common stock, with each share of our Class A common stock entitling its holder to one vote per share on all matters presented to our stockholders generally; (ii) for Class B common stock, with each share of our Class B common stock entitling its holder to one vote per share on all matters presented to our stockholders generally, and that shares of our Class B common stock may only be held by the Continuing Equity Owners and their respective permitted transferees;
•
We acquired the LLC Interests held by certain of the existing indirect owners of Flowco LLC, by means of one or more mergers or otherwise, including mergers of the Blocker Companies, in exchange for 5,251,620 shares of our Class A common stock;
•
We issued 64,823,042 shares of our Class B common stock to the Continuing Equity Owners, which is equal to the number of LLC Interests held by such Continuing Equity Owners, for nominal consideration;
•
We issued 20,470,000 shares of our Class A common stock (after taking into account the exercise in full of the underwriters’ option to purchase an additional 2,670,000 shares of our Class A common stock in the IPO) to the purchasers in the IPO in exchange for gross proceeds of approximately $491.3 million (after taking into account the exercise in full of the underwriters’ option to purchase an additional 2,670,000 shares of our Class A common stock in the IPO at $24.00 per share) based upon the IPO price of $24.00 per share, before deducting the underwriter discounts and offering related expenses;
•
We used the net proceeds from the IPO to purchase 20,470,000 newly issued LLC Interests directly from Flowco LLC at a price per unit equal to the IPO price less the underwriting discount and estimated offering expenses payable by us;
•
Flowco LLC used the net proceeds from the sale of LLC Interests to Flowco Holdings (i) to redeem approximately $20.9 million of Flowco LLC interests from certain non-affiliate holders and (ii) with respect to the remainder, repay indebtedness under our Credit Agreement; and
•
Flowco Holdings entered into (i) the Stockholder Agreement with GEC, White Deer and certain of their affiliates; (ii) the Registration Rights Agreement with the Continuing Equity Owners and Blocker Shareholders; and (iii) the Tax Receivable Agreement with Flowco LLC and each of the TRA Participants (as defined below). Following the IPO, it was determined that certain allocations of Class A common stock, and of a corresponding number of shares of Class B common stock and LLC Interests, in connection with certain reorganization transactions were made in error. Flowco Holdings, Flowco LLC and the applicable members of Flowco LLC entered into an Omnibus Agreement to correct such errors through (i) a rescission of 1,057,629 LLC Interests and corresponding number of shares of Class B common stock previously issued to a White Deer Affiliate and (ii) the issuance of 1,057,629 LLC Interests to Flowco Holdings, and the issuance of 1,057,629 shares of Class A common stock to White Deer Affiliates. The outstanding shares and LLC Interests described herein give effect to the corrections set forth in the Omnibus Agreement.

Described below are the details of our organizational structure immediately following the IPO:

•
Flowco Holdings became a holding company and its principal asset consisted of LLC Interests it acquired directly from Flowco LLC and indirectly from the Blocker Shareholders;
•
Flowco Holdings became the sole managing member of Flowco LLC and started to control the business and affairs of Flowco LLC;
•
Flowco Holdings owned 25,721,620 LLC Interests of Flowco LLC, representing approximately 28.4% of the economic interest in Flowco LLC;
•
GEC Affiliates owned (i) directly and indirectly, 868,557 shares of Class A common stock of Flowco Holdings, representing approximately 1.0% of the combined voting power of all of Flowco Holdings’ common stock and approximately 3.4% of the economic interest in Flowco Holdings; (ii) directly through the GEC Affiliates’ ownership of LLC Interests and indirectly through Flowco Holdings’ ownership of LLC Interests, approximately 41.9% of the economic interest in Flowco LLC; and (iii) 37,087,231 shares of Class B common stock of Flowco Holdings, representing approximately 41.0% of the combined voting power of all of Flowco Holdings’ common stock;
•
White Deer Affiliates owned (i) directly and indirectly, 4,383,063 shares of Class A common stock of Flowco Holdings, representing approximately 4.8% of the combined voting power of all of Flowco Holdings’ common stock and approximately 17.0% of the economic interest in Flowco Holdings; (ii) directly through the White Deer Affiliates’ ownership of LLC Interests and indirectly through Flowco Holdings’ ownership of LLC Interests, approximately 16.0% of the economic interest in Flowco LLC; and (iii) 10,100,525 shares of Class B common stock of Flowco Holdings, representing approximately 11.2% of the combined voting power of all of Flowco Holdings’ common stock;
•
The Continuing Equity Owners (excluding GEC Affiliates and White Deer Affiliates) owned (i) 17,635,286 LLC Interests of Flowco LLC, representing approximately 19.5% of the economic interest in Flowco LLC and (ii) 17,635,286 shares of Class B common stock of Flowco Holdings, representing approximately 19.5% of the combined voting power of all of Flowco Holdings’ common stock; and
•
The purchasers in the IPO owned (i) 20,470,000 shares of Class A common stock (after taking into account the exercise in full of the underwriters’ option to purchase an additional 2,670,000 shares of our Class A common stock in the IPO) of Flowco Holdings, representing approximately 22.6% of the combined voting power of all Flowco Holdings’ common stock and approximately 79.6% of the economic interest in Flowco Holdings, and (ii) through Flowco Holdings’ ownership of LLC Interests, indirectly held approximately 22.6% of the economic interest in Flowco LLC.

APPENDIX A

FLOWCO HOLDINGS INC.

EMPLOYEE STOCK PURCHASE PLAN

As Approved by Stockholders on May 7, 2026

1.
Purpose. The purpose of the Flowco Holdings Inc. Employee Stock Purchase Plan (the “Plan”) is to provide employees of the Company and Participating Subsidiaries with an opportunity to acquire an interest in the Company through the purchase of shares of Common Stock. The Company does not intend that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code, and the Plan shall be interpreted in a manner that is consistent with that intent.
2.
Definitions.

“Board” means the Board of Directors of the Company, as constituted from time to time.

“Code” means the U.S. Internal Revenue Code of 1986, as amended. Any reference to a section of the Code shall be deemed to include any regulations promulgated thereunder.

“Committee” means the Compensation Committee of the Board, any successor thereto, a subcommittee thereof, or such other committee designated by the Board, in each case, consisting of two or more members of the Board, each of whom is intended to be (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act, and (ii) if the Company ceases to constitute a “controlled company” for purposes of the New York Stock Exchange, “independent” within the meaning of the rules of the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, within the meaning of the rules of the principal stock exchange on which the Common Stock is then traded; notwithstanding the foregoing, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters that under applicable law are required to be determined in the sole discretion of the Committee or a committee of independent directors.

“Common Stock” means the Class A common stock, par value $0.0001 per share, of the Company, and all rights appurtenant thereto.

“Company” means Flowco Holdings Inc., a corporation organized under the laws of the State of Delaware, or any successor thereto.

“Compensation” means (unless otherwise determined by the Committee prior to an Offering Period) base salary and base wages, including compensation for overtime, paid to an Eligible Employee by the Company or a Participating Subsidiary as compensation for services to the Company or a Participating Subsidiary, before deduction for any contributions from salary or wages made by the Eligible Employee to a tax-qualified plan under Section 401(k) of the Code, a non-qualified deferred compensation plan, or a cafeteria plan.

“Contributions” means the payroll deductions used to fund the exercise of options granted pursuant to the Plan.

“Corporate Transaction” means a merger, consolidation, acquisition of property or stock, separation, reorganization or other corporate event described in Section 424 of the Code.

“Designated Broker” means the financial services firm or other agent designated by the Company to maintain ESPP Share Accounts on behalf of Participants who have purchased shares of Common Stock under the Plan.

“Effective Date” means the date on which the Plan was approved by the Company’s stockholders.

“Eligible Employee” means any Employee who (i) has been continuously employed by the Company or a Participating Subsidiary for more than 90 days (or such other period, as determined by the Committee prior to a particular Offering Period, which period must be less than two years), and (ii) is customarily employed for more than 30 hours per week and for more than five months in any calendar year; provided, however, that no individual who is subject to the disclosure requirements of

Section 16(a) of the Exchange Act may be an Eligible Employee unless otherwise determined by the Committee. Notwithstanding the foregoing, the Committee may exclude from participation in the Plan or from any Offering Employees who are (x) “highly compensated employees” (within the meaning of Section 414(q) of the Code) with compensation above a certain level or who are officers, or (y) citizens or residents of a foreign jurisdiction where the grant of an option under the Plan to such Employee would be prohibited under the laws of such foreign jurisdiction, as determined by the Committee in its sole discretion.

“Employee” means any person who renders services to the Company or a Participating Subsidiary as an employee pursuant to an employment relationship with such Employer. The employment relationship shall be treated as continuing intact while the individual is on military leave, sick leave or other leave of absence approved by the Company or a Participating Subsidiary that meets the requirements of Treasury Regulation Section 1.421-1(h)(2). Where the period of leave exceeds three months (or such other period of time specified in Treasury Regulation Section 1.421-1(h)(2)), and the individual’s right to re-employment is not guaranteed by statute or contract, the employment relationship shall be deemed to have terminated on the first day immediately following the end of such three-month period (or such other period specified in Treasury Regulation Section 1.421-1(h)(2)).

“Employer” means, with respect to an Offering Period, the entity to which an Employee renders service pursuant to an employment relationship, be it the Company or a Participating Subsidiary.

“Enrollment Form” means a document pursuant to which an Eligible Employee may elect to enroll in the Plan, authorize a new level of Contributions, or stop Contributions and withdraw from an Offering Period.

“ESPP Share Account” means an account into which Common Stock purchased with accumulated Contributions at the end of an Offering Period are held on behalf of a Participant.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

“Fair Market Value” means a price that is based on the opening, closing, actual, high, low, or average selling prices of a share of Common Stock reported on the stock exchange on which the shares of Common Stock are principally traded on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Unless the Committee determines otherwise, Fair Market Value shall be deemed to be equal to the reported closing transaction price of a share of Common Stock as reported on the New York Stock Exchange on the date as of which such value is being determined or, if the Common Stock is not listed on the New York Stock Exchange, the closing transaction price of a share of Common Stock on the principal national stock exchange on which the Common Stock is traded on the date as of which such value is being determined or, if there shall be no reported transactions for such date, on the next preceding date for which transactions were reported; provided, however, that if the Common Stock is not listed on a national stock exchange or if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate and in compliance with Section 409A of the Code to the extent applicable.

“Offering” means the grant of rights to an Eligible Employee to purchase shares of Common Stock during an Offering Period in accordance with the Plan. For purposes of this Plan, the Committee may designate separate Offerings under the Plan (the terms of which need not be identical) in which different Eligible Employees of the Company or one or more Participating Subsidiaries will participate, even if the dates of the applicable Offering Periods of each such Offering are identical.

“Offering Date” means the first Trading Day of each Offering Period, as designated by the Committee.

“Offering Period” means (x) the six month period starting on January 1 of each year and ending on June 30 of such year, and (y) the six month period starting on July 1 of each year and ending on December 31 of such year; provided that, pursuant to Section 5, the Committee may change the duration of future Offering Periods (subject to a maximum Offering Period of 27 months), the frequency of future Offering Periods, the start dates of future Offering Periods, and the end dates of future Offering Periods.

“Participant” means an Eligible Employee who is actively participating in the Plan.

“Participating Subsidiaries” means such Subsidiaries that the Committee designates in its sole discretion as eligible to participate in the Plan from time to time.

“Plan” means this Flowco Holdings Inc. Employee Stock Purchase Plan, as may be amended from time to time.

“Purchase Date” means the last Trading Day of each Offering Period.

“Purchase Price” means an amount equal to the lower of (1) 85% of the Fair Market Value of a share of Common Stock on the Offering Date and (2) 85% of the Fair Market Value of a share of Common Stock on the Purchase Date. Prior to an Offering Period, the Committee may (i) increase the percentage stated above and/or (ii) change the Purchase Price so that it means an amount equal to the prescribed percentage of the (x) the Fair Market Value of a share of Common Stock on the Offering Date or (y) the Fair Market Value of a share of Common Stock on the Purchase Date. Notwithstanding anything to the contrary herein, the Purchase Price per share of Common Stock will in no event be less than the par value of the Common Stock.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Subsidiary” means any corporation, limited liability company, partnership, joint venture or similar entity in which the Company owns, directly or indirectly, an equity interest possessing more than 50% of the combined voting power of the total outstanding equity interests of such entity.

“Trading Day” means any day on which the established stock exchange or national market system upon which the Common Stock is listed is open for trading or, if the Common Stock is not listed on an established stock exchange or national market system, a business day, as determined by the Committee in good faith.

“U.S.” means the United States of America.

3.
Administration.
3.1.
The Committee shall administer the Plan. All expenses of administering the Plan shall be borne by the Company or its Subsidiaries.
3.2.
Subject to the terms of the Plan and applicable laws, the Committee shall have the full power and authority to administer the Plan, including, without limitation, the authority to: (i) designate Participants; (ii) appoint the Designated Broker and direct the administration of the Plan by the Designated Broker in accordance with the provisions herein set forth; (iii) adopt rules of procedure and regulations necessary for the administration of the Plan, provided that such rules are not inconsistent with the terms of the Plan, and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (iv) determine, in its sole discretion, all questions with regard to rights of Employees and Participants under the Plan, including but not limited to, the eligibility of an Employee to participate in the Plan and the range of permissible percentages of Compensation an Eligible Employee may specify to be withheld or contributed and the maximum amount; (v) designate which entities shall be Participating Subsidiaries; (vi) enforce the terms of the Plan and the rules and regulations it adopts; (vii) direct or cause the Designated Broker to direct the distribution of the shares of Common Stock purchased hereunder; (viii) furnish or cause the Designated Broker to furnish the Employer with information that the Employer may require for tax or other purposes; (ix) engage the service of counsel (who may, if appropriate, be counsel for the Company or its Subsidiaries) and agents whom it may deem advisable to assist it with the performance of its duties; (x) prescribe procedures to be followed by Eligible Employees in electing to participate in the Plan; (xi) receive from each Employer and from Eligible Employees such information as shall be necessary for the proper administration of the Plan; (xii) maintain, or cause the Designated Broker to maintain, separate accounts in the name of each Participant to reflect the Participant’s ESPP Share Account under the Plan; (xiii) interpret and construe the Plan in its sole discretion; (xiv) correct any defect or administrative error, supply any omission and reconcile any inconsistency in the Plan in the manner and to the extent it shall deem desirable to carry the Plan into effect; and (xv) take any and all actions necessary to administer and implement the provisions of the Plan in compliance with the Code and applicable local law in any non-U.S. jurisdiction to the fullest extent possible, including adopting and amending sub-plans with such provisions as the Committee may deem appropriate to conform with local laws, practices and procedures. The Committee’s decisions shall be final and binding on all persons.
3.3.
To the extent not prohibited by applicable laws, the Committee, from time to time, may appoint one or more officers or employees of the Company to carry out some or all of its responsibilities under the Plan as it deems necessary, appropriate or advisable under conditions or limitations that it may set at or after the time of the appointment. For purposes of the Plan, reference to the Committee will be deemed to refer to any such appointee to the extent of their authority as a result of the appointment.
4.
Eligibility.
4.1.
Unless otherwise determined by the Committee, any individual who is an Eligible Employee as of the first day of the enrollment period designated by the Committee for a particular Offering Period shall be eligible to participate in such Offering Period.
4.2.
Notwithstanding any provision of the Plan to the contrary, (i) no Eligible Employee shall be granted an option under the Plan if immediately after the grant of the option, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary, and (ii) no Eligible Employee shall be granted an option under the Plan to the extent such option would permit Employee’s rights to purchase stock under the Plan and all other employee stock purchase plans of the Company and any Subsidiary to accrue at a rate which exceeds USD 25,000 of the fair market value of such stock (determined at the time the option is granted) for each calendar year in which the option is outstanding.
5.
Offering Periods.
5.1.
The Plan shall be implemented by a series of Offering Periods, with the first Offering Period commencing on July 1, 2026, subject to approval of the Plan by the Company’s stockholders. The Committee shall have the authority to change the duration, frequency, start and end dates of Offering Periods.
5.2.
Unless otherwise specified by the Committee, each offering to Eligible Employees shall be deemed a separate Offering, even if the dates and other terms of the applicable Offering Periods of each such offering are identical, and the provisions of the Plan will separately apply to each Offering. The terms of each separate Offering need not be identical.
6.
Participation.
6.1.
Enrollment and Payroll Deductions. An Eligible Employee may elect to participate in the Plan by completing an Enrollment Form and submitting it to the Company, in accordance with the enrollment procedures established by the Committee. Participation in the Plan is entirely voluntary. By submitting an Enrollment Form, an Eligible Employee elects to have Contributions made in an amount equal to a whole percentage of Employee’s Compensation (no less than 1% and no greater than 15% (or such other maximum percentage as the Committee may establish from time to time before an Offering Period begins)), on each pay day occurring during an Offering Period. By submitting an Enrollment Form, an Eligible Employee authorizes making Contributions by way of payroll deductions from such Employee’s paycheck on an after-tax basis. Except as otherwise provided by the Committee, Contributions shall commence on the first payroll date following the Offering Date and end on the last payroll date on or before the Purchase Date unless sooner altered or terminated by the Participant or otherwise as provided in the Plan. The Company shall maintain records of all Contributions but shall have no obligation to pay interest on Contributions or to hold such amounts in a trust or in any segregated account unless required by applicable law. Unless expressly permitted by the Committee, a Participant may not make any separate contributions or payments to the Plan.
6.2.
Election Changes. Unless otherwise determined by the Committee and subject to applicable laws:

6.2.1.
A Participant may decrease or increase such Participant’s rate of Contributions for future Offering Periods by submitting a new Enrollment Form authorizing the new rate of Contributions at least 15 days before the start of the next Offering Period.
6.2.2.
A Participant may not decrease or increase such Participant’s rate of Contributions for an Offering once an Offering Period has commenced. Notwithstanding the foregoing, a Participant may withdraw from an Offering once the Offering Period has commenced, pursuant to Section 10 herein.
6.3.
Automatic Re-Enrollment. Unless otherwise provided by the Committee, the Contribution rate selected by a Participant in an Enrollment Form shall remain in effect for subsequent Offering Periods, unless the Participant (i) submits a new Enrollment Form authorizing a new level of Contributions in accordance with Section 6.2, (ii) withdraws from the Plan in accordance with Section 10, or (iii) terminates employment or otherwise becomes ineligible to participate in the Plan.
7.
Grant of Option. On each Offering Date, each Participant in the applicable Offering shall be granted an option to purchase, on the Purchase Date, a number of shares of Common Stock determined by dividing the Participant’s accumulated Contributions during the Offering Period by the applicable Purchase Price (rounded down to the nearest whole share of Common Stock); provided that in no event shall any Participant purchase more than 10,000 shares of Common Stock in a particular Offering (subject to adjustment in accordance with Section 18 and the limitations set forth in Section 13), unless such number is modified by the Committee and communicated prior to the commencement of a particular Offering.
8.
Exercise of Option/Purchase of Shares. A Participant’s option to purchase shares of Common Stock will be exercised automatically on the Purchase Date of each Offering Period. The Participant’s accumulated Contributions will be used to purchase the maximum number of whole shares of Common Stock that can be purchased with the amounts in the Participant’s notional account. The maximum number of whole shares will be purchased and any accumulated Contributions remaining in the Participant’s notional account as a result of the fact that fractional shares may not be purchased will be carried forward and applied toward the purchase of whole shares of Common Stock for the next following Offering Period. No other accumulated Contributions remaining in the Participant’s notional account will be carried forward to a subsequent Offering Period unless otherwise determined by the Committee.
9.
Delivery of Shares. As soon as reasonably practicable after each Purchase Date, the Company will arrange for the delivery to each Participant of the shares of Common Stock purchased upon exercise of the Participant’s option. Unless otherwise determined by the Committee, shares of Common Stock are required to be deposited directly into an ESPP Share Account established in the name of the Participant with a Designated Broker and retained in (and not transferred out of) the ESPP Share Account with such Designated Broker (i) for a two-year period (or such other period as determined by the Committee, which period may be “indefinitely”) or (ii) subject to Section 19.6, until an earlier disposition of the shares of Common Stock. Participants will not have any voting, dividend or other rights of a stockholder with respect to the shares of Common Stock subject to any option granted hereunder until such shares have been delivered pursuant to this Section 9.
10.
Withdrawal.
10.1.
Withdrawal Procedure. A Participant may withdraw from an Offering by submitting a revised Enrollment Form, indicating such Participant’s election to withdraw at least 15 days before the Purchase Date, or such other period determined by the Committee. The accumulated Contributions held on behalf of a Participant in such Participant’s notional account (that have not been used to purchase shares of Common Stock) shall be paid to the Participant promptly following receipt of the Participant’s Enrollment Form indicating such Participant’s election to withdraw and the Participant’s option shall be automatically terminated. If a Participant withdraws from an Offering Period, no Contributions will be made during any succeeding Offering Period, unless the Participant re-enrolls in accordance with Section 6.1.

10.2.
Effect on Succeeding Offering Periods. A Participant’s election to withdraw from an Offering Period will not have any effect upon such Participant’s eligibility to participate in succeeding Offering Periods that commence following the completion of the Offering Period from which the Participant withdraws.
11.
Termination of Employment; Change in Employment Status. Upon termination of a Participant’s employment for any reason, including death, disability or retirement, or a change in the Participant’s employment status following which the Participant is no longer an Eligible Employee, the Participant will be deemed to have withdrawn from the Plan and the Contributions in the Participant’s notional account that have not been used to purchase shares of Common Stock shall be returned to the Participant, or in the case of the Participant’s death, to the person(s) entitled to such amounts under Section 17, and the Participant’s option shall be automatically terminated.
12.
Interest. No interest shall accrue on or be payable with respect to the Contributions of a Participant in the Plan, unless required by applicable law.
13.
Shares Reserved for Plan.
13.1.
Number of Shares. Subject to adjustment under Section 18.1 herein, the maximum aggregate number of shares of Common Stock that may be issued under the Plan is 500,000 shares of Common Stock. Shares of Common Stock issued under the Plan may be newly issued shares, treasury shares or shares acquired on the open market.
13.2.
Over-Subscribed Offerings. The number of shares of Common Stock that a Participant may purchase in an Offering under the Plan may be reduced if the Offering is over-subscribed. No option granted under the Plan shall permit a Participant to purchase shares of Common Stock which, if added together with the total number of shares of Common Stock purchased by all other Participants in such Offering, would exceed the total number of shares of Common Stock remaining available under the Plan. If the Committee determines that, on a particular Purchase Date, the number of shares of Common Stock with respect to which options are to be exercised exceeds the number of shares of Common Stock then available under the Plan, the Company shall make a pro rata allocation of the shares of Common Stock remaining available for purchase in as uniform a manner as practicable and as the Committee determines to be equitable.
14.
Transferability. No Contributions credited to a Participant or any rights with respect to the exercise of an option or any rights to receive Common Stock hereunder may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant, other than by will, the laws of descent and distribution, or as provided in Section 17. Any attempt to assign, transfer, pledge or otherwise dispose of such rights or amounts shall be without effect.
15.
Application of Funds. All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose to the extent permitted by applicable law, and the Company shall not be required to segregate such Contributions unless required by applicable law.
16.
Statements. Upon request, a Participant will be provided with a statement that shall set forth the Contributions made by the Participant to the Plan, the Purchase Price of any shares of Common Stock purchased with accumulated funds, the number of shares of Common Stock purchased, and any Contribution amounts remaining in the Participant’s notional account. Statements may be delivered electronically in the discretion of the Committee.
17.
Delivery upon Death. Subject to any legal limitations, in the event of the death of a Participant, the Company will deliver any cash Contributions collected and credited to the Participant’s notional account prior to the Purchase Date of an Offering Period to the Participant’s designated beneficiary, or, if the Participant has not designated such beneficiary, to the executor or administrator of the estate of the Participant.
18.
Adjustments; Dissolution or Liquidation; Corporate Transactions.
18.1.
Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Common Stock, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, or exchange of Common Stock or other securities of the Company, or other change in the Company’s structure affecting the Common Stock occurs, then in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the Committee will, in such manner as it deems equitable, adjust the number of shares and class of Common Stock that may be delivered under the Plan, the Purchase Price per share and the number of shares of Common Stock covered by each outstanding option under the Plan, and the numerical limits of Section 7 and Section 13.
18.2.
Dissolution or Liquidation. Unless otherwise determined by the Committee, in the event of a proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by setting a new Purchase Date that occurs before the date of the Company’s proposed dissolution or liquidation. Before the new Purchase Date, the Committee will provide each Participant with written notice of the new Purchase Date and that the Participant’s option will be exercised automatically on such date, unless before such time, the Participant has withdrawn from the Offering in accordance with Section 10.
18.3.
Corporate Transaction. In the event of a Corporate Transaction, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a parent or Subsidiary of such successor corporation. If the successor corporation refuses to assume or substitute the option, the Offering Period with respect to which the option relates will be shortened by setting a new Purchase Date that occurs before the date of the Corporate Transaction. Prior to the new Purchase Date, the Committee will provide each Participant with written notice of the new Purchase Date and that the Participant’s option will be exercised automatically on such date, unless before such time, the Participant has withdrawn from the Offering in accordance with Section 10.
19.
General Provisions.
19.1.
Equal Rights and Privileges. Notwithstanding any provision of the Plan to the contrary, all Eligible Employees who are granted options under the Plan shall have the same rights and privileges.
19.2.
No Right to Continued Service. Neither the Plan nor any compensation paid hereunder will confer on any Participant the right to continue as an Employee or in any other capacity.
19.3.
Rights as Stockholder. A Participant will become a stockholder with respect to the shares of Common Stock that are purchased pursuant to options granted under the Plan when the shares are transferred to the Participant’s ESPP Share Account.
19.4.
Successors. The Plan shall be binding on the Company and its successors.
19.5.
Compliance with Law. The obligations of the Company with respect to payments under the Plan are subject to compliance with all applicable laws and regulations. Common Stock shall not be issued with respect to an option granted under the Plan unless the issuance and exercise of such option, and the issuance and delivery of the shares of Common Stock pursuant thereto, shall comply with all applicable provisions of law, including, without limitation, the Securities Act, the Exchange Act, and the requirements of any stock exchange or national market system upon which the shares may then be listed.
19.6.
Disqualifying Dispositions; Mandatory Holding Period. Each Participant in the Plan shall give the Company prompt written notice of any disposition or other transfer of shares of Common Stock acquired pursuant to the exercise of an option under the Plan, if such disposition or transfer is made within two years after the Offering Date or within one year after the Purchase Date. Notwithstanding the foregoing, unless otherwise determined by the Committee, there shall be a mandatory holding period during which Participants in the Plan may not dispose of or transfer shares of Common Stock acquired pursuant to the exercise of an option under the Plan. Such mandatory holding period shall be the six-month period after the applicable Purchase Date (or such other period determined by the Committee, provided that such mandatory holding period will not exceed the longer of: (a) the two-year period after the applicable Offering Date, or (b) the one-year period after the applicable Purchase Date).
19.7.
Stockholder Approval. The Plan shall be subject to approval by the Stockholders of the Company within 12 months before or after the date the Plan is adopted by the Board.

19.8.
Term of Plan. The Plan was adopted by the Board on February 24, 2026 and shall become effective upon the Effective Date. The Plan shall terminate automatically on May 7, 2036, provided that it may be terminated by the Committee on any earlier date as provided in Section 19.9.
19.9.
Amendment or Termination. The Committee may, in its sole discretion, amend, suspend or terminate the Plan at any time and for any reason. Notwithstanding the foregoing, any amendment to the Plan that requires stockholder approval under applicable law must be approved by the Board, prior to submission of such amendment to the Company’s stockholders for approval. If the Plan is terminated, the Committee may elect to terminate all outstanding Offering Periods either immediately or once shares of Common Stock have been purchased on the next Purchase Date (which may, in the discretion of the Committee, be accelerated) and all amounts that have not been used to purchase shares of Common Stock will then be returned to Participants.
19.10.
Applicable Law. The laws of the U.S. state of Delaware shall govern all questions concerning the construction, validity and interpretation of the Plan, without regard to such state’s conflict of law rules.
19.11.
Tax Treatment. The Company does not guarantee any particular tax treatment with respect to an option granted under this Plan.
19.12.
Withholding. To the extent required by applicable U.S. federal, state or local law a Participant must make arrangements satisfactory to the Company for the payment of any withholding or similar tax or other obligations that arise in connection with the Plan. At any time, the Company or Employer may, but shall not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company or Employer to meet applicable withholding obligations. In addition, the Company or Employer may (i) withhold from the proceeds of the sale of shares of Common Stock, (ii) withhold a sufficient whole number of shares of Common Stock otherwise issuable upon purchase having an aggregate fair market value sufficient to satisfy applicable withholding obligations, or (iii) withhold by any other means set forth in the applicable Enrollment Form.
19.13.
Notice. Any written notices provided for in this Plan shall be deemed sufficiently given if either hand delivered or if sent by electronic transmission or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailed but in no event later than the date of actual receipt. Notices shall be directed, if to the Participant, at the Participant’s last known physical or email address indicated by the Company’s records, or if to the Company, to the Company’s Corporate Secretary at the Company’s headquarters.
19.14.
Severability. If any provision of the Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and the Plan shall be construed as if such invalid or unenforceable provision were omitted.
19.15.
Headings. The headings of sections herein are included solely for convenience and shall not affect the meaning of any of the provisions of the Plan.

IN WITNESS THEREOF, the Company has caused the Plan to be executed by its duly authorized officer as of the Effective Date of the Plan.

FLOWCO HOLDINGS INC.

By:
Joel Lambert
Title: Corporate Secretary Date: May 7, 2026

Flowco P.O. BOX 8016, CARY, NC 27512-9903 Your vote matters! Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. Flowco Holdings Inc. Annual Meeting of Stockholders For Stockholders of record as of March 9, 2026 Thursday, May 7, 2026 9:00 AM, Central time Annual Meeting to be held via the Internet - please visit www.proxydocs.com/FLOC for more details. YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 9:00 AM, Central time, May 7, 2026. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Joseph R. Edwards and Joel Lambert (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Flowco Holdings Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2026 BetaNXT, Inc. or its affiliates. All Rights Reserved Internet: www.proxydocs.com/FLOC • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote Phone: 1-866-612-5973 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions Mail: • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided Virtual: You must register to attend the meeting online and/or participate at www.proxydocs.com/FLOC

Flowco Flowco Holdings Inc. Annual Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2 AND 3 PROPOSAL YOUR VOTE 1. The election of two Class I directors to serve until the 2029 Annual Meeting of Stockholders and until his/her successors are duly elected and qualified; 1.01 Joseph R. Edwards 1.02 Cynthia L. Walker 2. Approval of the adoption of the Company's Employee Stock Purchase Plan ("ESPP"); 3. Ratification of PricewaterhouseCoopers LLP ("PwC") as the Company's Independent Registered Public Accounting Firm for fiscal year 2026; FOR WITHHOLD FOR AGAINST ABSTAIN BOARD OF DIRECTORS RECOMMENDS FOR FOR FOR FOR You must register to attend the meeting online and/or participate at www.proxydocs.com/FLOC Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date